UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Myriad Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MYRIAD GENETICS, INC.

October     , 2008

Dear Stockholder,

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Myriad Genetics, Inc. to be held at 9:00 a.m. MST on Thursday, November 13, 2008, at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108. The attached notice of annual meeting and proxy statement describe the business we will conduct at the Annual Meeting and provide information about Myriad Genetics, Inc. that you should consider when you vote your shares.

At the Annual Meeting, two persons will be elected to the Board of Directors. We will also seek stockholder approval of proposals to amend our Restated Certificate of Incorporation, as amended, to increase the number of shares of our authorized common stock and for an increase in the aggregate number of shares for which stock options may be granted under our 2003 Employee, Director and Consultant Stock Option Plan. In addition, we will ask stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2009. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Peter D. Meldrum
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY CARD PROMPTLY.

MYRIAD GENETICS, INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. MST

DATE:	Thursday, November 13, 2008

PLACE:	The offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108

PURPOSES:

1.	To elect two members to the Board of Directors to serve three-year terms expiring in 2011.

2.	To amend our Restated Certificate of Incorporation, as amended, to increase our authorized common stock from 60,000,000 shares to 150,000,000 shares.

3.	To approve a proposed amendment to our 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of our common stock available for issuance under this plan by 1,500,000 shares.

4.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009.

5.	To consider any other business that is properly presented at the Annual Meeting and any adjournments thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Myriad Genetics, Inc. common stock at the close of business on September 26, 2008. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Richard M. Marsh
Secretary

October     , 2008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
Why Did You Send Me this Proxy Statement?	1
Who Can Vote?	1
How Many Votes Do I Have?	1
How Do I Vote?	1
How Does the Board of Directors Recommend That I Vote on the Proposals?	2
May I Revoke My Proxy?	2
What if I receive More Than One Proxy Card?	3
Will My Shares be Voted if I Do Not Return My Proxy Card?	3
What Vote is Required to Approve Each Proposal and How are Votes Counted?	3
Is Voting Confidential?	4
Who Will Bear the Costs of Soliciting these Proxies?	4
What Constitutes a Quorum for the Meeting?	4
Attending the Annual Meeting	4
Householding of Annual Disclosure Documents	4
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 13, 2008	5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6
MANAGEMENT	9
The Board of Directors	9
Director Independence	11
Committees of the Board of Directors and Meetings	11
Stockholder Communications to the Board	14
Executive Officers	15
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Summary Compensation Table	27
Grants of Plan-Based Awards	28
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	29
Outstanding Equity Awards At Fiscal Year-End	30
Option Exercises and Stock Vested	34
Pension Benefits	35
Nonqualified Deferred Compensation	35
Potential Payments Upon Termination or Change-in-Control	35
Director Compensation	38
Equity Compensation Plan Information	40
COMPENSATION COMMITTEE REPORT	41
REPORT OF AUDIT COMMITTEE	42
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	43
PROPOSAL 1: Election of Directors	45
PROPOSAL 2: Amend the Company’s Restated Certificate of Incorporation, as amended, to Increase the Company’s Authorized Common Stock	46
PROPOSAL 3: Increase in the Aggregate Number of Shares for Which Stock Options may be Granted Under our 2003 Employee, Director and Consultant Stock Option Plan	47
General	47
Material Features of the 2003 Plan	47
Federal Income Tax Considerations	49
PROPOSAL 4: Independent Public Accountants	51
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	51
CORPORATE CODE OF CONDUCT AND ETHICS	52
OTHER MATTERS	52
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	52

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

MYRIAD GENETICS, INC.

320 WAKARA WAY

SALT LAKE CITY, UTAH 84108

(801) 584-3600

PROXY STATEMENT FOR THE MYRIAD GENETICS, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Myriad Genetics, Inc., is soliciting your proxy to vote at the 2008 Annual Meeting of stockholders to be held at our offices, 320 Wakara Way, Salt Lake City, Utah 84108, on Thursday, November 13, 2008, at 9:00 a.m., MST, and any adjournments of the meeting. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

On October     , 2008 we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with the proxy statement our 2008 annual report, which includes our financial statements for the fiscal year ended June 30, 2008. You can also find a copy of our 2008 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s (SEC) electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.myriad.com.

Who Can Vote?

Only stockholders who owned Myriad Genetics, Inc. common stock at the close of business on September 26, 2008 are entitled to vote at the Annual Meeting. On this record date, there were              shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of Myriad Genetics, Inc. common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates, you may vote by mail or in person. If by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•

By mail. Complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you hold your shares through a broker, you will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

If you properly fill in your proxy card and send it to us in time, your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the two nominees for director;

•	“FOR” the amendment of our Restated Certificate of Incorporation, as amended, to increase our authorized common stock from 60,000,000 shares to 150,000,000 shares;

•	“FOR” the amendment to our 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of our common stock available for issuance under this plan by 1,500,000 shares; and

•	“FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2009.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above; only your latest Internet or telephone vote will be counted;

•	notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 4 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We have adopted a policy on plurality votes for the election of directors which is described in Proposal 1 — Election of Directors of this proxy statement.

Proposal 2: Approve an Amendment to the Company’s Restated Certificate of Incorporation, as amended, to Increase the Company’s Authorized Common Stock	The affirmative vote of a majority of outstanding shares is required to approve the amendment to our Restated Certificate of Incorporation, as amended, to increase the number of shares of our authorized common stock. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Any abstentions and broker non-votes will be treated as votes against this proposal.

Proposal 3: Approve Amendment to Increase the Shares Available Under Our 2003 Employee, Director and Consultant Stock Option Plan	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to approve the amendment to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal; therefore, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Ratify Selection of Independent Public Accountants	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to ratify the selection of Ernst & Young LLP as our independent public accountants. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent public accountants. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent public accountants for the fiscal year ending June 30, 2009, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management, other than the Inspectors of Election, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Who Will Bear the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 9:00 a.m. MST on Thursday, November 13, 2008 at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108. When you arrive at our offices, our personnel will direct you to the appropriate meeting room. You need not attend the Annual Meeting to vote.

Householding of Annual Disclosure Documents

In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-937-5449. If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Myriad Genetics, Inc. shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your Myriad Genetics, Inc. shares are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at American Stock Transfer and Trust Company, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219.

•

If a broker or other nominee holds your Myriad Genetics, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 13, 2008

This proxy statement and our 2008 Annual Report to stockholders are also available in the Investor Relations section at www.myriad.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 1, 2008 for (a) each stockholder that we know to be the beneficial owner of more than 5% of our common stock, (b) our current and former executive officers named in the Summary Compensation Table on page 27 of this proxy statement (the Named Executive Officers), (c) each of our directors and director nominees and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of September 1, 2008 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 45,881,910 shares of common stock outstanding on September 1, 2008.

	Shares Beneficially Owned (1)
Name and Address**	Number	Percent
5% or More Stockholders
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	4,998,672	10.9%
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	4,663,390	10.2%
HBK Investments L.P. (4) 300 Crescent Court, Suite 700 Dallas, TX 75201	2,967,250	6.5%
Visium Asset Management, L.P. (5) 950 Third Avenue New York, NY 10022	2,486,600	5.4%
Pictet Funds (Lux) - Biotech (6) Luxembourg	2,390,000	5.2%

Named Executive Officers
Mark H. Skolnick, Ph.D. (7)	918,521	2.0%
Peter D. Meldrum (8)	628,176	1.4%
Adrian N. Hobden Ph.D. (9)	606,387	1.3%
Gregory C. Critchfield M.D. (10)	498,121	1.1%
James S. Evans (11)	175,207	*
Jay M. Moyes (12)	188,320	*

Directors and Director Nominees
Linda S. Wilson, Ph.D. (13)	77,450	*
Robert S. Attiyeh (14)	48,000	*
John T. Henderson, M.D. (15)	47,000	*
Walter Gilbert, Ph.D. (16)	40,000	*
Dennis H. Langer, M.D., J.D. (16)	15,000	*
Gerald P. Belle (17)	100	*
All current executive officers and directors as a group (17 persons) (18)	3,923,039	8.0%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Unless otherwise indicated, the address for each beneficial owner is c/o Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

(1)	Attached to each share of common stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share, which Preferred Share Purchase Rights are not presently exercisable.
(2)	This information is based solely on a Schedule 13G/A filed on February 14, 2008 with the SEC. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is deemed to be the beneficial owner of 4,998,672 shares of our common stock as a result of acting as investment adviser to various investment companies, one of which, Fidelity Growth Company Fund, holds 3,994,248 shares of our common stock. Edward C. Johnson 3d and FMR LLC., through its control of Fidelity, each has sole power to dispose of but not the power to vote or direct the voting of these shares, as such voting power resides with the funds’ Boards of Trustees.
(3)	This information is based solely on a Schedule 13G/A filed on February 13, 2008 with the SEC. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4)	This information is based solely on a Schedule 13G filed on June 13, 2008 with the SEC. HBK Investments L.P. is deemed to be the beneficial owner of 2,967,250 shares of our common stock (1,592,250 shares of common stock and 1,375,000 shares of common stock issuable upon exercise of options) as a result of its affiliation to various investment companies. HBK Investments L.P. and its affiliates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	This information is based solely on a Schedule 13G filed on March 20, 2008 with the SEC by Visium Asset Management, LP (“VAM”), JG Asset, LLC, and Jacob Gottlieb. Each of VAM, JG Asset, LLC, and Jacob Gottlieb has sole power to dispose of and to vote the shares. VAM is investment manager to pooled investment funds; JG Asset, LLC is General partner to VAM; and Jacob Gottlieb is the Managing Member of JG Asset, LLC. Each of VAM, JG Asset, LLC and Jacob Gottlieb expressly disclaims beneficial ownership of the shares, except to the extent of its or his pecuniary interests therein.
(6)	This information is based solely on a Schedule 13G filed on February 15, 2008 with the SEC. Pictet Funds (Lux) – Biotech has sole power to vote and is deemed to be the beneficial owner of 2,390,000 shares of our common stock.
(7)	Includes shares held directly by Dr. Skolnick and his wife, shares held by a family limited partnership of which Dr. Skolnick is a general partner, and shares held in a grantor retained annuity trust. Also includes 375,246 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008.
(8)	Includes 500,307 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008.
(9)	Includes 543,463 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008.
(10)	Includes 445,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008.
(11)	Includes 160,120 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008.
(12)	Includes 162,638 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008. Mr. Moyes is our former Chief Financial Officer who retired on November 1, 2007.
(13)	Includes 74,950 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008
(14)	Includes 45,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008.
(15)	Includes 45,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008.

(16)	Consists solely of shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008.
(17)	Consists solely of shares of common stock.
(18)	See Notes 7-11 and 13-16 above. Also includes 644,678 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 1, 2008 held by other executive officers.

MANAGEMENT

The Board of Directors

Our Restated Certificate of Incorporation, as amended, and Restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of eight members, classified into three classes as follows: Robert S. Attiyeh, Gerald P. Belle, and John T. Henderson, M.D. constitute a class with a term ending at the 2009 annual meeting (the “Class I directors”); Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D. constitute a class with a term ending at the 2010 annual meeting (the “Class II directors”); and Walter Gilbert, Ph.D. and Dennis H. Langer, M.D., J.D. constitute a class with a term ending at the upcoming Annual Meeting (the “Class III directors”).

On September 10, 2008, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Dr. Gilbert and Dr. Langer for election at the Annual Meeting for a term of three years to serve until the 2011 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of September 1, 2008, their offices in the company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

NAME	AGE	POSITION WITH MYRIAD
John T. Henderson, M.D. (2)	64	Chairman of the Board of Directors
Walter Gilbert, Ph.D. (1)(2)	76	Vice Chairman of the Board of Directors
Peter D. Meldrum	61	President, Chief Executive Officer, Director
Mark H. Skolnick, Ph.D.	62	Chief Scientific Officer, Director
Robert S. Attiyeh (1)	74	Director
Gerald P. Belle (1) (3)	62	Director
Dennis H. Langer, M.D., J.D. (2)(3)	57	Director
Linda S. Wilson, Ph.D. (1) (3)	71	Director

(1)	Member of the Audit Committee. Dr. Gilbert served on the Audit Committee until September 10, 2008, at which time he was succeeded by Mr. Belle.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

The following is a brief summary of the background of each of our directors.

John T. Henderson, M.D. has been a Director of Myriad since May 2004 and Chairman of the Board of Directors since April 2005. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as president of Futurepharm LLC. Until his retirement in December 2000, Dr. Henderson was with Pfizer for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice Presidential level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for the Europe, U.S. and International Pharmaceuticals groups at Pfizer. Dr. Henderson earned his bachelor’s and medical degree from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.).

Walter Gilbert, Ph.D., Vice Chairman of the Board of Directors, joined Myriad as a founding scientist and Director in March 1992. Dr. Gilbert won the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing technology. He was a founder of Biogen, Inc. (now Biogen Idec Inc.) and its Chairman of the Board and Chief Executive Officer from 1981 to

1985. He has held professorships at Harvard University in the Departments of Physics, Biophysics, Biology, Biochemistry and Molecular Biology, and Molecular and Cellular Biology. Dr. Gilbert currently is a Carl M. Loeb University Professor Emeritus at Harvard University. He serves on the Board of Directors of Memory Pharmaceuticals Corp. and as a General Partner of BioVentures Investors II Investment Fund.

Peter D. Meldrum has been a Director of Myriad since its inception in May 1991 and has been our President and Chief Executive Officer since November 1991. Prior to joining us he was President and Chief Executive Officer of Founders Fund, Inc., a venture capital group specializing in the biotechnology industry. He received a honorary Doctorate of Science from Westminster College in 2004, an M.B.A. from the University of Utah in 1974 and a B.S. in Chemical Engineering from the University of Utah in 1970.

Mark H. Skolnick, Ph.D., a scientific founder of Myriad, has been a Director since our inception in 1991 and has served as Chief Scientific Officer since 1997. Dr. Skolnick and several colleagues were the first to conceive of using restriction fragment length polymorphism technology as genetic markers, a breakthrough that underpinned the Human Genome Project. He received his Ph.D. in Genetics from Stanford University in 1975, and a B.A. in Economics from the University of California at Berkeley in 1968.

Robert S. Attiyeh joined Myriad as a Director in December 2003. Mr. Attiyeh has been a manager of Beacon Hill Properties, LLC, a real estate investment firm, from 1998 to the present. Mr. Attiyeh served Amgen as its Chief Financial Officer and Senior Vice President, Finance and Corporate Development from 1994 to 1998. Prior to joining Amgen, he was a director of McKinsey and Company, a management-consulting firm, from 1967 to 1994. He served as a Director of the Federal Reserve Bank of San Francisco from 1997 through 2002, and Chairman of the Federal Reserve Bank’s Audit Review Committee from 1999 through 2002. He received his M.B.A. from Harvard University in 1961 and his bachelor’s degree in electrical engineering from Cornell University. Mr. Attiyeh currently serves on the Board of Directors of International Rectifier Corporation.

Gerald P. Belle, a Director of Myriad since November 2007, was previously President and Chief Executive Officer, North American Pharmaceuticals, Aventis, Inc. from 2000 to 2004, where he provided more than 26 years of service. Mr. Belle’s responsibilities included executive commercial and general management positions in Asia, Europe/Middle East/Africa and Canada. Following his retirement from Aventis in November 2004, he was appointed Executive Chairman of Merial, Ltd., a global leader in animal health and a joint venture between Merck and Sanofi-Aventis. He retired from Merial, Ltd. in November 2007. Mr. Belle currently serves on the Board of Directors of PDI, Inc.

Dennis H. Langer, M.D., J.D., has been a Director of Myriad since May 2004. Since August 2005, Dr. Langer has served as Managing Partner of Phoenix IP Ventures, LLC. From January 2004 to July 2005, Dr. Langer served as President, North America for Dr. Reddy’s Laboratories, Inc. From September 1994 until January 2004, Dr. Langer held several high-level positions at GlaxoSmithKline, and its predecessor, SmithKline Beecham, including most recently as a Senior Vice President of Research and Development. He has a broad base of experience in innovative R&D companies such as Eli Lilly, Abbott and GD Searle. He is also a Clinical Professor at the Department of Psychiatry, Georgetown University School of Medicine. Dr. Langer has earned a J.D. (cum laude) from Harvard Law School, an M.D. from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University. Dr. Langer currently serves on the Board of Directors of Auxilium Pharmaceuticals, Inc. and Pharmacopeia, Inc.

Linda S. Wilson, Ph.D., a Director of Myriad since October 1999, served as President of Radcliffe College, Cambridge, MA from 1989 to 1999. Dr. Wilson has also served as Vice President for Research, University of Michigan, and as Associate Vice Chancellor for Research and Associate Dean of the Graduate College, University of Illinois. Dr. Wilson is a member of the Institute of Medicine of the National Academy of Sciences. She served seven years as a Trustee and three years as an Honorary Trustee of the Massachusetts General Hospital, and six years on the Board of Visitors of the University of Wisconsin College of Letters and Science. She served on the Boards of Directors for INACOM, Inc. and ICANN (the Internet Corporation for Assigned Names and Numbers) until June 2003. She is also a Trustee of Tulane University, a Trustee of the Murphy Foundation, and a Director of Friends of the DaPonte String Quartet. Dr. Wilson received her Ph.D. in Chemistry from the University of Wisconsin and her B.A. in Chemistry from Newcomb College, Tulane University.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Myriad, either directly or indirectly. Based on this review, our Board has determined that the following members of the Board are “independent directors” as defined by The Nasdaq Stock Market LLC: Mr. Attiyeh, Dr. Gilbert, Mr. Belle, Dr. Henderson, Dr. Langer and Dr. Wilson.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended June 30, 2008 (“Fiscal 2008”) there were six meetings of the Board of Directors, and the various committees of the Board met a total of 18 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during Fiscal 2008. The Board has adopted a policy under which each member of the Board is encouraged but not required to attend each annual meeting of our stockholders. At the time of our 2007 annual meeting of stockholders we had eight board members, seven of whom attended the 2007 annual meeting.

Audit Committee. Our Audit Committee met five times during Fiscal 2008. This committee currently has three members, Mr. Attiyeh (Chairman), Mr. Belle, and Dr. Wilson. Dr. Gilbert served on the Audit Committee until September 10, 2008, at which time he was succeeded by Mr. Belle. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Our Board of Directors has determined that all members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market LLC, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Attiyeh is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Audit Committee’s written charter is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met seven times during Fiscal 2008. This committee currently has three members, Dr. Langer (Chairman), Dr. Gilbert, and Dr. Henderson. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee also is responsible for recommending to the independent members of our Board the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. Our Board of Directors has determined that all members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market LLC.

The Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The Compensation Committee meets at least three times per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Committee. A copy of the Compensation Committee’s written charter is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled

“Executive Compensation - Compensation Discussion and Analysis.” In addition, we retained Radford Surveys + Consulting for the purpose of providing competitive market data on the compensation of executive officers at comparable companies within our industry and to provide the Compensation Committee an analysis of, and recommendations for, cash and equity compensation for the President and CEO and executive officers of the Company.

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Governance Committee. Our Nominating and Governance Committee met six times during Fiscal 2008. This committee currently has three members, Dr. Wilson (Chairman), Mr. Belle and Dr. Langer. This committee’s role is set forth in the Nominating and Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and developing and recommending to the Board corporate governance guidelines applicable to Myriad. The committee also oversees the annual Board performance evaluations submitted anonymously by each member of the Board, as well as the company’s policy on plurality voting for director elections, which is described in “Proposal 1 — Election of Directors” of this proxy statement. The Board of Directors has determined that all members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market LLC.

The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election using the procedures set forth in our Restated By-laws, it must follow the procedures described below and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, for each annual meeting, the Nominating and Governance Committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least 5% of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the Nominating and Governance Committee, care of Myriad’s Secretary at 320 Wakara Way, Salt Lake City, Utah 84108, and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting. The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	the name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act;

•	a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the company; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the board and to the governance of Myriad and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Myriad. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the Nominating and Governance Committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of Myriad for its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of Myriad;

•

candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•

candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to Myriad, including, governance concerns, regulatory obligations, strategic business planning, competition and basic concepts of accounting and finance; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

In addition, the Nominating and Governance Committee will also take into account the extent to which the candidate would fill a present need on the Board, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by The Nasdaq Stock Market LLC.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

The descriptions of our corporate governance policies contained in this proxy statement are qualified in their entirety and subject to the terms of such policies as modified by the Board of Directors from time to time. The following corporate governance documents are publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com:

•	Corporate Governance Principles;

•	Corporate Code of Conduct and Ethics;

•	Nominating and Governance Committee Charter;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Policy on Annual Shareholder Meeting Attendance by Directors;

•	Policy on Security Holder Communications with Directors;

•	Policy on Security Holder Recommendation of Candidates for Election as Directors;

•	Procedures for Security Holders Submitting Nominating Recommendations;

•	Policy Regarding Qualifications of Directors;

•	Policy For Handling Complaints Regarding Accounting and Auditing Matters and Code of Conduct Matters;

•	Policy on Plurality Vote for Director Elections;

•	Policy on Limiting Service on Public Company Boards;

•	Policy on New Director Orientation;

•	Policy on Continuing Education; and

•	Policy on Related Person Transactions.

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee currently has three members, Dr. Langer (Chairman), Dr. Gilbert, and Dr. Henderson. No member of our Compensation Committee has at any time been an employee of ours. None of our executive officers is a member of the Compensation Committee, nor do any of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (801) 584-3600. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board or a designated member of the Board at 320 Wakara Way, Salt Lake City, Utah 84108. Communications will be distributed to the Board, to the Nominating and Governance Committee, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers.

Name	Age	Position
Peter D. Meldrum	60	President and Chief Executive Officer
Mark C. Capone	46	Chief Operating Officer, Myriad Genetic Laboratories, Inc.
Gregory C. Critchfield, M.D.	56	President, Myriad Genetic Laboratories, Inc.
James S. Evans	45	Chief Financial Officer and Treasurer
Robert G. Harrison	42	Chief Information Officer
Adrian N. Hobden, Ph.D.	55	President, Myriad Pharmaceuticals, Inc.
William A. Hockett III	51	Executive Vice President of Corporate Communications
Jerry S. Lanchbury, Ph.D.	49	Executive Vice President of Research
W. Wayne Laslie	63	Chief Operating Officer, Myriad Pharmaceuticals, Inc.
Richard M. Marsh, Esq.	50	Executive Vice President, General Counsel and Secretary
Mark H. Skolnick, Ph.D.	62	Chief Scientific Officer

Peter D. Meldrum. Please see biography above under “Management — The Board of Directors.”

Mark C. Capone, Chief Operating Officer since February 2006 of Myriad Genetics Laboratories, Inc., a wholly owned subsidiary of Myriad, joined us in October 2002 as our Senior Vice President of Sales. Prior to joining Myriad, Mr. Capone served 17 years with Eli Lilly and Company, where he held positions as Product Development Manager, Manufacturing Plant Manager, and Area Sales Director. Mr. Capone received his B.S. degree in Chemical Engineering from Penn State University, graduating with highest distinction, his M.S. degree in Chemical Engineering from Massachusetts Institute of Technology, and his M.S. in Management from Massachusetts Institute of Technology.

Gregory C. Critchfield, M.D., President of Myriad Genetic Laboratories, Inc., a wholly owned subsidiary of Myriad, joined us in July 1998. Dr. Critchfield previously served as Senior Vice President, Chief Medical and Science Officer of Quest Diagnostics (formerly Corning Clinical Laboratories). Prior to Quest Diagnostics, Dr. Critchfield was Director of Clinical Pathology for Intermountain Health Care. Dr. Critchfield received his M.D. from the University of Utah and his M.S. in Biophysical Sciences from the University of Minnesota. He is Board Certified in Clinical Pathology.

James S. Evans, Chief Financial Officer and Treasurer, joined us in 1995. Mr. Evans served as Myriad’s Corporate Controller from 1995 until July 2005 when he was named Vice President, Finance, a position he held until November 2007 when he was named Chief Financial Officer. Mr. Evans began his career in the Audit/Attestation division of the international accounting firm of KPMG, LLP where he held several positions. He worked as the Controller for Genmark, Inc. and Shaperite Concepts, Ltd. prior to joining Myriad. Mr. Evans received a Bachelor of Science and Master of Accounting degrees from Brigham Young University in 1987 and is a Certified Public Accountant licensed in the State of Utah.

Robert G. Harrison, Chief Information Officer, joined Myriad in 1996. Mr. Harrison served as Myriad’s Network Administrator from 1996 to 2000. He was then named Director of Information Systems and Technology from 2000 until January 2005. He was then named Vice President of Information Systems and Technology, a position he held until January 2008 when he was named Chief Information Officer. Mr. Harrison began his career in IT working for several private companies and consulting firms where he held several positions in technical support, sales and management capacities. Mr. Harrison received a Bachelor of Science degree in Business Administration with a minor in Computer Science from the University of Utah in 1994.

Adrian N. Hobden, Ph.D., President of Myriad Pharmaceuticals, Inc., a wholly owned subsidiary of Myriad, joined us in October 1998. Dr. Hobden previously served as Director, Global Biotechnology Ventures with Glaxo Wellcome Inc. During Dr. Hobden’s 17-year tenure with Glaxo, he held several senior management positions, including heading the Genetics, Molecular Science and Pharmacology Research Department before undertaking the directorship. Dr. Hobden received his Ph.D. from Leicester University in Microbiology/Molecular Biology and his B.A. in Biochemistry from Cambridge University.

William A. Hockett III, Executive Vice President of Corporate Communications, joined us in September 1993, serving as Vice President of Marketing for Myriad Genetic Laboratories prior to assuming the head communications position. Over 19 years in the medical diagnostics industry, in research, sales and marketing roles, Mr. Hockett managed a diverse range of immunological products and services. He was most recently Marketing Manager for a line of over 120 products for Diagnostic Products Corporation in Los Angeles. Mr. Hockett received his B.A. in Biochemistry from the University of California, Santa Cruz.

Jerry S. Lanchbury, Ph.D., Executive Vice President of Research, joined us in September 2002. Dr. Lanchbury came to us from GKT School of Medicine, King’s College where he had served as Reader in Molecular Immunogenetics and Head of Molecular Immunogenetics Unit since 1997. Dr. Lanchbury earned his Ph.D. from the University of Newcastle upon Tyne and 1st Class Honours, B.Sc. “Biology of Man & his Environment” degree from the University of Aston.

W. Wayne Laslie, Chief Operating Officer of Myriad Pharmaceuticals, Inc., a wholly owned subsidiary of Myriad, joined us in October 2004. Mr. Laslie came to us after working, beginning in 2003, as President and Chief Executive Officer of Cappharma Services, a global pharmaceutical marketing consulting firm. From 1998 until 2003 Mr. Laslie served as Executive Vice President of Otsuka America Pharmaceutical, Inc. During his career, Mr. Laslie has also worked in various US and international positions with predecessor companies of Aventis Pharmaceuticals (for 15 years) and Pfizer (over six years). He received his B.S. degree in Biology from Georgia State University and earned his M.S. in Microbiology from the University of Georgia.

Richard M. Marsh, Esq., Executive Vice President, General Counsel and Secretary, joined us in November 2002. Mr. Marsh previously served as Director of Intellectual Property (2001-2002), Acting General Counsel and Secretary (2000-2001), and Director of Commercial Legal Affairs (1998-2000) for Iomega Corporation. Mr. Marsh served as a partner with the law firm of Parsons, Behle & Latimer in Salt Lake City from 1989 to 1998. Mr. Marsh received a LL.M. degree in Taxation from Georgetown University Law Center, a J.D. degree, magna cum laude, from Thomas M. Cooley Law School, and a B.S. degree in Accounting from Brigham Young University, and was formerly a Certified Public Accountant. Mr. Marsh currently serves on the boards of two not-for-profit organizations.

Mark H. Skolnick, Ph.D. Please see biography above under “Management — The Board of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of our Compensation Committee in establishing and maintaining our executive compensation programs are to:

•	attract and retain the best possible executive talent,

•	motivate our executive officers to enhance our growth and profitability,

•	increase long-term shareholder value, and

•

reward the executive officers for their contribution to our growth, profitability and increased shareholder value through the recognition of individual leadership, initiatives, achievements and other contributions.

The specific directives of the Compensation Committee are to provide appropriate short- and long-term compensation and incentives, in the form of cash and equity, that motivate and reward the accomplishment of individual and corporate objectives and which align executive officer compensation with creation of shareholder value. To achieve these objectives, the Compensation Committee has adopted and implements a compensation plan that bases a substantial portion of our executive officers’ compensation on our operational performance, including progress in our research, clinical and regulatory programs, and increase in shareholder value.

Formulating and Setting Executive Compensation

The Compensation Committee is responsible for formulating, evaluating, determining and recommending to the independent members of the Board of Directors for approval the compensation, including the award of equity compensation, for our directors and President and CEO. The Compensation Committee is also responsible for formulating, evaluating, determining and approving the compensation, including the award of equity compensation, for our executive officers other than the President and CEO. The Compensation Committee also assists the full Board in establishing and administering appropriate incentive compensation and equity-based plans.

To assist in carrying out its responsibilities, the Compensation Committee utilizes publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology and life science industry. This year, the Compensation Committee retained the consulting firm, Radford Surveys + Consulting (“Radford”), for the purpose of providing competitive market data on the compensation of executive officers at comparable companies within our industry and to provide the Compensation Committee an analysis of, and recommendations for, cash and equity compensation for the President and CEO and executive officers of the Company (hereinafter the “Radford Report”). We believe that this information provides us appropriate compensation data and benchmarks as it is derived from companies which are in our industry, share similar corporate structures, and are in similar development and operational stages. As part of its engagement, Radford also suggested certain modifications and alternatives for compensation, but we decided that there were not any qualitative changes that would materially enhance the achievement of our compensation goals.

As a basis for the source market data for its report on executive compensation, Radford utilized compensation data from three groups. The first is a group of 19 peer companies consisting of the following:

Alkermes	MGI PHARMA
BioMarin Pharmaceuticals	Millennium Pharmaceuticals
CV Therapeutics	Nektar Pharmaceuticals
Enzon Pharmaceuticals	OSI Pharmaceuticals
Exelixis	Pharmion
Human Genome Sciences	The Medicines Company
Isis Pharmaceuticals	Theravance
InterMune	United Therapeutics
Medarex	Vertex Pharmaceuticals
Medicis Pharmaceuticals

This first peer group was selected on the basis of several factors to achieve a peer group representative of our industry. These factors included: number of employees, market value, revenues, net income, and product pipeline. To the extent available, Radford derived cash and equity compensation information for this first peer group from publically available regulatory filings, including proxy statements.

The second peer group consisted of the following 58 companies in the Radford Global Life Sciences sector with between 500 to 2,000 employees:

Abraxis Bioscience	Lonza Biologics
Actavis	Mannkind
Adams Respiratory Therapeutics	MDS Pharma Services
Advanced Medical Optics	Mentor
Affymetrix	MGI PHARMA
Albany Molecular Research	Millennium
Alkermes	Nabi Biopharmaceuticals
Alza	Nektar Therapeutics
Amylin Pharmaceuticals	Novartis Inst/Funct Genomics
Biomerieux	Novartis Vaccines & Diagn
Biosite	Noven Pharmaceuticals
Celgene	Ortho Biotech
CV Therapeutics	PDL Biopharma
Cytyc	PRA International
Daiichi Sankyo	Premier Research Group
DJ Orthopedics	R&D Systems
Elan	Regeneron Pharmaceutical
EMD Chemicals	Roche Molecular Systems
Exelixis	Roche Palo Alto LLC
Foxhollow Technologies	SAIC Frederick
Genencor International	Sciele Pharma
Gen-Probe	Sorin Group USA
Gilead Sciences	Terumo Medical
Human Genome Sciences	UCB Pharma
Icon Clinical Research	UST
Illumina	Ventana Medical Systems
Impax Laboratories	Vertex Pharmaceuticals
Inverness Medical Innovations	Zymogenetics
Kendle International
Lexicon Pharmaceuticals

This second peer group was selected as being representative of companies in the Radford Global Life Sciences sector of a similar size to us based on number of employees. Radford derived cash and equity compensation information for this second peer group from survey data collected by Radford.

The third peer group consisted of 17 peer companies consisting of the following:

Alkermes	Medicis Pharmaceuticals
BioMarin Pharmaceuticals	MGI PHARMA
CV Therapeutics	Millennium Pharmaceuticals
Enzon Pharmaceuticals	Nektar Pharmaceuticals
Exelixis	OSI Pharmaceuticals
Human Genome Sciences	Pharmion
Isis Pharmaceuticals	The Medicines Company
InterMune	Theravance
Medarex

This third peer group was selected on the basis of several factors to achieve a peer group representative of our industry. These factors included: number of employees, market value, revenues, net income, and product pipeline. Radford derived cash and equity compensation information for this third peer group from survey data collected by Radford. This third peer group is the same as the first peer group except that United Therapeutics and Vertex Pharmaceuticals were excluded as no survey data was collected by Radford for these companies.

Radford determined a composite average of cash and equity compensation at the 25th, 50th and 75th percentiles for each of our executive officer categories by averaging the compensation data from the three peer groups (the “Composite Peer Group”). The composite average compensation was determined by weighting the compensation data from the first group by 50%, the second group by 25% and the third group by 25%. Additionally, because the cash compensation data for the peer groups was determined utilizing the then available calendar year 2007 data, Radford adjusted the cash compensation in its report to account for timing differences between the 2007 calendar year end source data and our June 30th fiscal year end. Given that our salary and bonus adjustments are effective July 1st, Radford applied a factor of 4.5% to update the cash compensation data to calendar year end 2008 to position our peer group cash compensation data to lead the market for the first half of our fiscal 2009 and lag the market for the second half of our fiscal 2009.

Utilizing the data provided us in the Radford Report, we analyzed, amongst other criteria, the average salary and incentive bonus compensation and average equity compensation (using the Black Scholes value of options), at each of the executive officer levels at the 25th, 50th and 75th percentile range from our Composite Peer Group. We also analyzed our gross equity burn rate, issued equity overhang and total equity overhang at the 50th-75th percentile range as compared to the 19 companies reported in our first peer group of companies.

Additionally, we reviewed the 2007 Radford Global Life Sciences Survey data to compare the executive compensation reported between the 50th-75th percentile range to our executive compensation being determined by the Compensation Committee. The 2007 Radford Biotechnology Survey data is a separate survey report provided to us based on companies in the life science industry of comparable size (above 500 employees). The Compensation Committee uses this survey information to evaluate the competitive nature of the compensation provided to our executive officers, including annual salary, bonus and equity grants, and to make adjustments where deemed appropriate.

The Compensation Committee has approved a pay-for-performance philosophy for the compensation of our executive officers which is intended, in general, to provide base salary, bonus and total compensation within the 50th to 75th percentile of comparable companies in our industry; however, when deemed appropriate due to inadequate market data and/or in the case of outstanding performance, we may award compensation above the 75th percentile. The comparable group of companies on which we rely for this determination is the Composite Peer Group compiled by Radford. We also use the information provided by the 2007 Radford Global Life Sciences Survey to corroborate our determinations. Within the scope of this pay-for-performance philosophy, we have determined the various components of each executive’s initial compensation package based on various factors, including: the executive’s particular background, training and relevant work experience; the executive’s role and responsibilities and the compensation paid to similar persons in comparable companies represented in the compensation data that we utilized; the demand for individuals with the executive’s specific talents and expertise and our ability to attract and retain comparable talents; the performance goals and other expectations of the executive for the position; and the comparison to other executives within our company having similar skills and experience levels and responsibilities.

Establishment of Management Business Objectives

The Compensation Committee has implemented an annual management performance program for the purpose of establishing annual performance objectives for our executives to align their performance with the overall goals and objectives for the company. This process commences in the fourth quarter of each fiscal year as each executive officer meets with our President and CEO to establish annual Management Business Objectives, or MBOs, for the ensuing fiscal year. After review and discussion, our President and CEO finalizes the executive officer’s MBOs for the ensuing fiscal year. Similarly, our President and CEO meets with the Compensation Committee at the end of each fiscal year to establish his MBOs for the ensuing fiscal year which, after review and discussion, are finalized by the Compensation Committee. All executive MBOs are then reported to, and reviewed by, the independent members of the Board of Directors for comment and approval. At the end of the ensuing fiscal year, each executive’s performance for the fiscal year is reviewed, including an assessment by management and the Compensation Committee (including the independent members of the Board of Directors in the case of the President and CEO) of the achievement of these MBOs. At this time, our President and CEO recommends an incentive cash bonus amount and salary adjustment for the executive officers. The Compensation Committee, after further review and discussion with our President and CEO, then determines the annual cash bonus for the concluding fiscal year and base salary amount for the ensuing fiscal year for the executive officers. In the case of our President and CEO, the Compensation Committee makes its review and recommendations to the independent members of the Board of Directors without any recommendations from our President and CEO, who is not present in any meetings of the Compensation Committee or the independent members of the Board of Directors where his compensation is reviewed and discussed.

The individual MBOs for our named executive officers for fiscal year 2008 were as follows:

Peter D. Meldrum, President and CEO – manage the company to achieve designated financial targets of total revenues, net loss and loss per share; launch of new predictive medicine products; implementation of launch and commercialization plans for Flurizan and Azixa; continued development of pharmaceutical pipeline with the identification of at least two drug candidates, completion of initial pre-clinical studies and preparation of both candidates for IND submission; and manage the company to support the long term growth of the predictive medicine and pharmaceutical businesses and ensure that the company has the necessary human resources and capital to support commercialization of new product launches.

Adrian N. Hobden, Ph.D., President, Myriad Pharmaceuticals, Inc. – develop launch and commercialization plans for Flurizan; manage Phase 2 clinical trials for Azixa for timely completion; submit IND for Vivecon and initiate the single dose Phase 1 study, to be followed by the multiple dosing Phase 1 study, with anticipated plans for the initiation of a Phase 2 study; indentify at least two drug candidates, complete initial pre-clinical studies, and prepare both candidates for IND submission; seek term sheet for licensing of MPC-0920 or follow-up compound; and advance MPC-2130 in Phase 1 study in hematologic cancers.

Gregory C. Critchfield, M.D., President, Myriad Genetic Laboratories, Inc. – achieve designated targets for predictive medicine revenues; reduce pre-authorization hurdles and reduce laboratory turn around times to designated target levels; launch new predictive medicine products and in-license one new predictive medicine product; develop a new customer service model that will streamline the approval process, accelerate testing and reduce costs; and achieve designated gross profit margins and net operating profits.

James S. Evans, Chief Financial Officer and Treasurer (as of November 2007) – work with shareholders and industry review organizations to support proposed annual increase in authorized shares for our equity plans; manage the construction of our additional building project; develop and improve analytical tools for financial analysis and benchmarking; achieve specified reduction in average days sales outstanding for receivables; implement new electronic record system for A/P, purchasing and HR; and increase First Call research analyst coverage with the addition of new research analysts and maintain positive working relationship with analysts.

Mark H. Skolnick, Ph.D., Chief Scientific Officer – launch of new predictive medicine products; identify and develop two predictive medicine product candidates and prepare the launch of at least one new product in FY 2009; achieve a laboratory turnaround time of less than three days for 95% of all samples of TheraGuide 5-FU; and achieve designated targets for gross profit margins for new products.

Jay M. Moyes, our former Chief Financial Officer and Treasurer, retired in November 2007.

Role of Management in Our Compensation Program

Our management, including our President and CEO, supports the Compensation Committee, attends portions of its meetings upon request, and performs various administrative functions at its request. Our President and CEO provides input to the Compensation Committee on the effectiveness of our compensation program and makes specific recommendations as to the base salary amounts, annual bonus amounts and stock option grants for the executive officers, other than for himself. Except for our President and CEO, no executive officer is present when the Compensation Committee discusses and determines the salary and bonus amounts and equity compensation to be awarded to the executive officers. Our President and CEO is excused from all meetings, and is not present, where matters pertaining to his compensation are discussed and determined for recommendation to the independent members of the Board by the Compensation Committee. Only the independent members of the Board are present for, and take part in, the review, discussion and approval of the compensation awarded to our President and CEO.

At the end of each fiscal year, our President and CEO evaluates the annual performance of each of our executive officers, including an assessment of the accomplishment of each officer’s MBOs, and submits his recommendations to the Compensation Committee which then determines an annual cash incentive bonus amount for the concluding fiscal year and the base salary amount for the ensuing fiscal year for each of the executive officers. In September and February of each fiscal year, our President and CEO also makes recommendations to the Compensation Committee for stock option awards based on the performance of the executive officers to date, including progress on accomplishing MBOs. Annual salaries, annual bonuses and equity grants for the executive officers, other than the President and CEO, are granted within the discretion of the Compensation Committee.

In the case of our President and CEO, his individual performance is reviewed and evaluated by the Compensation Committee at the end of each fiscal year with respect to his annual cash incentive bonus for the concluding fiscal year and base salary for the ensuing fiscal year, and in September and February of each year with respect to stock option awards. For the compensation, including the award of equity compensation, of our President and CEO, the Compensation Committee is responsible for (i) reviewing and approving corporate goals and objectives relevant to him, (ii) evaluating his performance in light of these goals and objectives, and (iii) determining and recommending to the Board his compensation based on this evaluation. The independent members of the Board of Directors then approve the compensation, including the award of equity compensation, for our President and CEO.

Elements of our Compensation Program and Annual Performance Evaluations

The compensation program for our executive officers consists principally of base salary, an annual cash incentive bonus, long-term compensation in the form of stock options, and certain severance and termination benefits. We believe that these elements of our compensation policy strike an appropriate balance to incentivize and reward our executive officers for ongoing, short-term and long-term performance. An annual base salary provides the foundation of our compensation program and ensures that the executive officer is being paid ongoing compensation which allows us to attract and retain high-quality talent. The annual incentive cash bonus forms an important part of our compensation strategy by providing an incentive to reward short-term performance as measured by management objectives given to the executive officers. Stock option awards also form an important part of our compensation strategy. These equity grants reward our executive officers for the long-term performance of Myriad, and help to ensure that our executive officers have a stake in our long-term success by providing an incentive to improve our overall growth and value as measured by our stock price. This aligns the executive officer’s interests with stockholders’ long-term interests. Finally, we have entered into retention agreements with each of our executive officers to provide certain severance and termination benefits following a change in control to ensure our executive officers are motivated to stay with us during periods of uncertainty.

Base Salary

Base salaries for executive officers are based on various factors, including the scope of their role and responsibilities and their particular background, training and relevant work experience, taking into account the compensation paid to similar positions in comparable companies represented in the compensation data that we utilized, and also consider the demand for individuals with the executives’ specific talents and expertise and our ability to attract and retain comparable talents. We believe that the base salaries for our executive officers should generally be in the 50th to 75th percentile range of salaries for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilized; however, when deemed appropriate due to inadequate market data and/or in the case of outstanding performance, we may set base salary above the 75th percentile. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Each year we evaluate base salaries as part of our management performance program, and establish each executive’s base salary for the ensuing year. In establishing base salaries, we assess the executive officer’s performance in each of the areas in which individual MBOs were established, the financial performance of Myriad in the areas of responsibility of the executive officer, the overall financial performance of Myriad and other significant accomplishments and contributions of the executive officer. We also review and determine if there are any significant differences in the compensation of an executive officer compared to similar positions with the comparable companies in our industry as represented in the compensation data we utilized. We adjust annual base salaries if we deem such an adjustment is warranted based on the performance and contribution of the executive officer, differences in comparable market salaries, changes in the scope of responsibilities of the executive officer, or internal pay inequities.

Based on the foregoing, including our evaluation of the corporate developments and events that occurred during fiscal 2008 and an assessment of each executive officer’s performance of individual MBOs for fiscal 2008, we increased the base salaries for our named executive officers for fiscal 2009 as follows:

Name and Position	Fiscal 2008 Base Salary ($)	Fiscal 2009 Base Salary ($)	% Increase

Peter D. Meldrum President and Chief Executive Officer	$727,000	$800,000	10.0%

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	$500,000	$550,000	10.0%

James S Evans Chief Financial Officer (as of November 2007)	$300,000	$375,000	25%

Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	$500,000	$535,000	7.0%

Jay M. Moyes Former Chief Financial Officer (retired November 2007)	$380,000	—	—

Mark H. Skolnick, Ph.D. (1) Chief Scientific Officer	$500,000	$520,000	4%

(1)	Dr. Skolnick is compensated on an hourly basis. Base salary information reflects an annualized salary based on 2080 hours worked in a fiscal year. Actual amounts paid to Dr. Skolnick may vary significantly depending on the actual number of hours worked.

Annual Cash Incentive Bonus

An important part of our compensation program for our executive officers is an annual performance based cash incentive bonus. This practice is designed to enable us to attract and retain executive level talent, as well as providing variable compensation to incentivize and reward executives for ongoing performance which provides a contemporaneous benefit to our overall operations and successes. The cash bonus amount is determined annually as part of our management performance program. As a part of this review, we assess the executive officer’s performance in each of the areas in which individual MBOs were established, the financial performance of Myriad in the areas of responsibility of the executive officer, the overall financial performance of Myriad and other significant accomplishments and contributions of the executive officer. We also review and determine if there are any significant differences in the annual bonus of an executive officer compared to similar positions with the comparable companies in our industry as represented in the compensation data we utilized. We change annual cash bonuses if we deem such an adjustment is warranted based on the performance and contribution of the executive officer, differences in comparable market data, significant accomplishments for the year, changes in the scope of responsibilities of the executive officer, or internal pay inequities. The actual bonus amount is awarded each year at the discretion of the Compensation Committee, or in the case of our President and CEO by the independent members of the Board, without pre-arranged targets.

Based on the foregoing, including our evaluation of the corporate developments and events that occurred during fiscal 2008 and an assessment of each executive officer’s performance of individual MBOs for fiscal 2008, we determined the following cash incentive bonuses for our named executive officers for fiscal 2008:

Name and Position	Fiscal 2008 Bonus ($)

Peter D. Meldrum President and Chief Executive Officer	$725,000

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	$400,000

James S. Evans Chief Financial Officer and Treasurer (as of November 2007)	$165,000

Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	$400,000

Jay M. Moyes Former Chief Financial Officer and Treasurer (retired November 2007)	—

Mark H. Skolnick, Ph.D. (1) Chief Scientific Officer	$150,000

Executive Officer Performance for Fiscal 2008

The salary adjustments for fiscal 2009 and incentive bonus awards for fiscal 2008 were awarded to our executive officers after determining the level to which each individual officer satisfied his annual MBOs for fiscal 2008 and in light of his relative contribution to the overall success and accomplishments of the Company. We also determined these amounts to maintain, in general, parity within the 50-75% of salary and incentive bonus from our Composite Peer Group reflected by the compensation data we utilized.

President and CEO. The Compensation Committee determined that Mr. Meldrum had accomplished substantially all of his MBOs based, in part, on:

•	our achievement of record quarterly and annual revenues for our predictive medicine products;

•	the achievement of our first profitable quarter (fourth) and fiscal year;

•	increase in our share price;

•	receipt of $100 million under European license agreement for Flurizan;

•	successful management of our molecular diagnostic business and progress on new product introductions, including the introduction of the TheraGuide™ 5-FU personalized medicine product; and

•

successful management of our therapeutic operations and progress in our therapeutic pipeline, including the completion and reporting out of results on our US Phase III trials for Flurizan™, progress of Phase II trials for Azixa™ and initiation of a Phase I trial for Vivecon™.

As indicated in the Radford Report, Mr. Meldrum’s fiscal 2008 salary was at the 63rd percentile of our Composite Peer Group, and his total annual cash compensation (fiscal 2008 salary and fiscal 2007 incentive bonus) was at the 67th percentile for our Composite Peer Group. As a percentage of base salary, Mr. Meldrum’s fiscal 2007 bonus was 76% of his fiscal 2008 salary which is at the 56th percentile of incentive compensation as a percentage of salary from our Composite Peer Group. Based on Mr. Meldrum’s performance and positive contribution to the company, Mr. Meldrum’s base salary for fiscal 2009 was increased by 10% to $800,000 which is slightly above the 75th percentile of our Composite Peer Group, and his fiscal 2008 incentive bonus was increased by 32% to $725,000 which, as a percentage of his fiscal 2009 base salary, is slightly below the 75th percentile of our Composite Peer Group.

Other Named Executive Officers (“NEOs”). The Compensation Committee determined that the NEOs, other than our President and CEO, also substantially accomplished their respective MBOs based, in part, on:

•	our achievement of record quarterly and annual revenues for our predictive medicine products;

•	improved gross profit and operating margins for our predictive medicine products;

•	the achievement of our first profitable quarter (fourth) and fiscal year;

•	increase in per share price;

•	progress in our research and development programs, including the introduction of new pharmaceutical product candidates for pre-clinical studies;

•	progress in our product pipeline, including the anticipated movement of pre-clinical compounds into human clinical trials;

•	the receipt of $100 million under our European license agreement for Flurizan™;

•	the completion and reporting out of results on our US Phase III trials for Flurizan™;

•	progress of Phase II trials for Azixa™;

•	initiation of a Phase I trial for Vivecon™;

•	the introduction of the TheraGuide™ 5-FU personalized medicine product; and

•	improvements to our manufacturing and laboratory operations measured by productivity metrics.

As indicated in the Radford Report, Dr. Hobden’s fiscal 2008 salary was at the 50th and 75th percentile of our Composite Peer Group, and his total annual cash compensation (fiscal 2008 salary and fiscal 2007 incentive bonus) was at the 73rd percentile for our Composite Peer Group. As a percentage of base salary, Dr. Hobden’s fiscal 2007 bonus was 60% of his fiscal 2008 salary. Based on Dr. Hobden’s performance and positive contribution to the company, Dr. Hobden’s base salary for fiscal 2009 was increased by 7% to $535,000 which is above the 50th and 75th percentiles of our Composite Peer Group, and his fiscal 2008 incentive bonus was increased by 33% to $400,000 which, as a percentage of his fiscal 2009 base salary, is above the 50th and 75th percentile of our Composite Peer Group. Radford had limited source compensation data for a President of an operating subsidiary and thus the 50th and 75th percentile groups were essentially the same in the Radford Report for our Composite Peer Group for this category of executive officer. We felt that the Radford Report data, as determined for this category of executive officer, reflected an inappropriately low comparison at the 50th and 75th percentiles, and thus we awarded compensation above the 50th and 75th percentiles set forth in the Radford report.

As indicated in the Radford Report, Dr. Critchfield’s fiscal 2008 salary was at the 50 th and 75th percentile of our Composite Peer Group, and his total annual cash compensation (fiscal 2008 salary and fiscal 2007 incentive bonus) was above the 75th percentile for our Composite Peer Group. As a percentage of base salary, Dr. Critchfield’s fiscal 2007 bonus was 70% of his fiscal 2008 salary. Based on Dr. Critchfield’s performance and positive contribution to the company, Dr. Critchfield’s base salary for fiscal 2009 was increased by 10% to $550,000 which is above the 50th and 75th percentiles of our Composite Peer Group, and his fiscal 2008 incentive bonus was increased by approximately 14% to $400,000 which, as a percentage of his fiscal 2009 base salary, is above the 50th and 75th percentile of our Composite Peer Group. Radford had limited source compensation data for a President of an operating subsidiary and thus the 50th and 75th percentile groups were essentially the same in the Radford Report for our Composite Peer Group for this category of executive officer. We felt that the Radford Report data, as determined for this category of executive officer, reflected an inappropriately low comparison at the 50th and 75th percentiles, and thus we awarded compensation above the 50th and 75th percentiles set forth in the Radford Report.

As indicated in the Radford Report, Dr. Skolnick’s fiscal 2008 salary was above the 75 th percentile of our Composite Peer Group, and his total annual cash compensation (fiscal 2008 salary and fiscal 2007 incentive bonus) was at the 70 th percentile for our Composite Peer Group. As a percentage of base salary, Dr. Skolnick’s fiscal 2007 bonus was 30% of his fiscal 2008 salary. Based on Dr. Skolnick’s performance and positive contribution to the company, Dr. Skolnick’s base salary for fiscal 2009 was increased by 4% to $520,000 which is above the 75th percentile of our Composite Peer Group; however, there was no increase in Dr. Skolnick’s incentive bonus for fiscal 2008 which, as a percentage of his fiscal 2009 base salary, is below the 25th percentile of our Composite Peer Group. Dr. Skolnick is compensated on an hourly basis. Base salary information reflects an annualized salary based on 2080 hours worked in a fiscal year.

Mr. Evans began the fiscal year as our Vice President Finance and was promoted to Chief Financial Officer and Treasurer in November 2007. His compensation during the year was therefore a composite of his time as Vice President Finance and Chief Financial Officer and Treasurer. As indicated in the Radford Report, Mr. Evan’s fiscal 2008 salary was below the 25th percentile of our Composite Peer Group, and his total annual cash compensation (fiscal 2008 salary and fiscal 2007 incentive bonus) was below the 25th percentile for our Composite Peer Group. As a percentage of base salary, Mr. Evan’s fiscal 2007 bonus was 27% of his fiscal 2008 salary. Based on Mr. Evan’s performance and positive contribution to the company, and in recognition of his promotion to Chief Financial Officer and Treasurer, Mr. Evan’s base salary for fiscal 2009 was increased by 25% to $375,000 which is slightly below the 50th percentile of our Composite Peer Group, and his fiscal 2008 incentive bonus was increased by 106% to $165,000 which, as a percentage of his fiscal 2009 base salary, is slightly below the 50th percentile of our Composite Peer Group.

Long-Term Incentives

To incentivize and reward long-term performance by our executives, we provide awards of stock options. These equity-based awards help ensure that our executive officers have a stake in our long-term success by providing an incentive to improve the overall growth and value of Myriad. We believe this fosters an executive culture that aligns our executive officers’ interests with the long-term interests of our shareholders. Our 2003 Employee, Director and Consultant Stock Plan, as amended, or the 2003 Option Plan, allows the grant of stock options to our employees, directors and consultants. To date, we have only awarded stock options, but we may amend the 2003 Option Plan to permit the use of other equity-based awards in the future. We typically will make an initial stock option award to new executive officers upon initial hire. We also provide semi-annual stock option awards. We have not adopted stock ownership guidelines. In recent years, we have sought annual shareholder approval for additional shares for options under our 2003 Option Plan. The Compensation Committee determines the terms of all stock option grants for the named executive officers other than our President and CEO. For our President and CEO, the Compensation Committee determines for recommendation to the independent members of the Board the terms of all stock option grants which are approved by the independent directors of the Board following the determination and recommendation from the Compensation Committee.

Initial Stock Option Awards. Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the closing price of our common stock on the date of grant, which is generally within the first week of the officer’s employment, and a four-year vesting schedule with  1/4th of the shares vesting on each anniversary of the date of grant. The amount of the initial stock option award is determined based on the executive’s position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review with the goal of creating a total compensation package for new employees that is competitive with other similar companies and that will enable us to attract high quality people.

Semi-Annual Stock Option Awards. Our practice is to make semi-annual stock option awards as part of our overall performance management program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. Stock option awards are made twice a year in connection with the Board of Director meetings in February and September. The Board determines the dates of its meetings for the ensuing year at a meeting of the Board in the preceding year. For example, on September 10, 2008, the Board set the dates of February 18, 2009 and September 10, 2009, as the meeting dates for the Board where stock option grants will be considered. Thus, the dates on which stock options are granted are set well in advance. The Board does not time the grant of stock options with respect to the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of the our common stock. Stock option awards for the executive officers other than our President and CEO are approved by the Compensation Committee. For our President and CEO, stock option awards are approved by the independent members of our Board of Directors upon determination and recommendation of the Compensation Committee. Stock option awards are granted at an exercise price equal to the closing price of our common stock on the date of the Board meeting in which they are granted, and generally vest in equal annual installments over a four year period.

We intend that the annual aggregate value of these awards will generally be set in the 50th to 75th percentile range of aggregate value of awards for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilize; however, when deemed appropriate due to inadequate market data and/or in the case of outstanding performance, we may award equity compensation above the 75th percentile. In determining the number of stock options awarded, we take into consideration the total number of our outstanding shares of common stock, the relative dilution to shareholders, as well as our gross equity burn rate, issued equity overhang and total equity overhang. Individual stock option awards are based on individual accomplishments of each executive as measured by performance and achievement of individual MBOs. The Compensation Committee grants stock option awards primarily to reward performance but also to retain officers and provide incentives for future performance. The size of option grants increases as the rank of the executive officer increases. In determining the amount of stock options to be awarded, the Compensation Committee considers various factors, including, Myriad’s financial and operating performance for the applicable period; the executive officer’s contribution to Myriad’s performance; the anticipated contribution of the executive officer to Myriad’s future performance; a review of compensation for comparable positions in our peer group from our benchmarking studies; and the total compensation of the executive officer and the anticipated retentive effect of the grant of additional options.

As indicated in the Radford Report, utilizing the Black-Scholes value of options for the stock options granted during the 2007 calendar year (grant dates of February 21, 2007 – fiscal 2007 and September 26, 2007 – fiscal 2008), the long term incentive value of the semi-annual stock option grant awards made to Mr. Meldrum, Dr. Skolnick and Mr. Evans were between the 50th and 75th percentiles of our Composite Peer Group. The long term incentive value of the semi-annual stock option grant awards made to Dr. Hobden and Dr. Critchfield were above the 75th percentile of our Composite Peer Group. However, Radford had limited source compensation data for a President of an operating subsidiary and used estimated figures to determine the long term incentive values for Dr. Hobden’s and Dr. Critchfield’s executive officer categories which we believe reflects an inappropriately low 75th percentile average of our Composite Peer Group for this category of executive officer.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health and dental insurance, life and disability insurance, a 401(k) plan and a discretionary Christmas bonus. Additionally, we may provide other perquisites to new executive officers such as a signing bonus, relocation package or other related compensation as we determine on a case by case basis.

Termination Based Compensation

We recognize that, as is the case with many publicly-held corporations, the possibility of a change in control of the company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of Myriad and its stockholders. Therefore, we have entered into a form of retention agreement with each of our executive officers to reinforce and encourage the continued employment and dedication of our executive officers without distraction from the possibility of a change in control of the company and related events and circumstances. We believe that the terms of our retention agreement are consistent with those maintained by others in our industry and therefore are important for attracting and retaining key employees who are critical to our long-term success. The potential benefits provided under the retention agreement are in addition to the current compensation arrangements we have with our executive officers. For the payments each of our named executive officers is entitled to receive upon a change in control, see “Potential Payments Upon Termination or Change-in-Control” later in this proxy statement.

Relationship of Elements of Compensation

As noted above, our compensation structure is primarily comprised of base salary, an annual cash incentive bonus and long-term compensation in the form of stock options. In setting executive compensation, the Compensation Committee considers the aggregate compensation payable to an executive officer and the form of the compensation. The Compensation Committee seeks to achieve an appropriate balance between immediate cash rewards and long-term financial incentives.

We currently utilize stock options as a substantial component of compensation, as the Compensation Committee views the award of stock options as a primary long-term retention benefit by tying the earning of these awards to long-term vesting schedules, generally four years. If an employee leaves the company before the completion of the vesting period, then that employee would not receive any benefit from the non-vested portion of his award. We believe that this feature makes it more attractive to remain as our employee and these arrangements do not require substantial cash payments by us.

The Compensation Committee reviews from time to time the mix of the compensation elements for executive officers against comparable companies in our industry as represented in the compensation data we utilize. The size and mix of each element in a compensation package is based on the impact of the position on the company, market practice and overall corporate and individual performance relative to stated corporate goals. The level of incentive compensation typically increases in relation to an executive officer’s responsibilities and ability to meet individual and corporate goals. The Compensation Committee believes that making a significant portion of an executive officer’s compensation contingent on corporate performance more closely aligns the executive officer’s interests with those of our stockholders.

The Compensation Committee may decide, as appropriate, to modify the mix of base salary, annual and long-term incentives to best fit an executive officer’s specific circumstances or if required by competitive market conditions for attracting and retaining skilled personnel. For example, the Compensation Committee may decide to award additional stock options to an executive officer if the total number of stock option grants received during an individual’s employment with us does not adequately reflect the executive’s current position. We believe that this discretion and flexibility allows the Compensation Committee to better achieve our compensation objectives.

Conclusion

Our compensation policies are designed and are continually being developed to retain and motivate our senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2008 and 2007 to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer, (3) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2008 and were serving as executive officers as of June 30, 2008 and (4) our former Chief Financial Officer. Jay M. Moyes served as our Chief Financial Officer until his retirement in November 2007, when James S. Evans was promoted to this position.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Peter D. Meldrum President and Chief Executive Officer	2008 2007	727,552 676,978	725,812 550,761	1,029,191 428,543	9,275 9,084	2,491,830 1,665,366

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	2008 2007	500,552 465,478	400,812 350,761	836,557 378,292	9,275 9,084	1,747,196 1,203,615

James S. Evans Chief Financial Officer	2008	278,213	165,812	381,301	9,604	834,930

Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	2008 2007	500,552 465,478	400,812 300,761	798,649 378,292	9,550 9,440	1,709,563 1,153,971

Jay M. Moyes Former Chief Financial Officer	2008 2007	128,309 355,478	— 220,761	178,923 352,634	381,329 9,502	688,561 935,375

Mark H. Skolnick Chief Scientific Officer	2008 2007	411,126 377,465	150,812 150,761	567,152 279,412	9,280 9,264	1,138,370 816,902

(1)	Amounts shown reflect the dollar amounts of the compensation cost for equity-based compensation recognized for each of the named executive officers for financial statement reporting purposes for the fiscal year ended June 30, 2008, in accordance with FAS 123R. Information regarding the assumptions used in the valuation of option awards can be found in Note 4 “Share-Based Compensation” of our Annual Report on Form 10-K for the period ended June 30, 2008, filed with the SEC on August 28, 2008. Our executive officers will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K.

(2)	All amounts shown, with the exception of the amount for Mr. Moyes, Consist of (i) $6.36 per month of premiums paid by us with respect to term life insurance for the benefit of each named executive officer for their respective periods served and (ii) the balance of the amount shown for matching contributions made under our 401(k) plan on behalf of each named executive officer. The amount shown for Mr. Moyes consists of (i) $380,000 paid to Mr. Moyes pursuant to a Resignation Agreement entered into between us and Mr. Moyes on November 1, 2007, (ii) $6.36 per month of premiums paid by us with respect to term life insurance for the benefit of Mr. Moyes from July 2007 through November 2007 and (iii) the balance of the amount shown for matching contributions made under our 401(k) plan on behalf of Mr. Moyes.

Grants of Plan-Based Awards

The following table shows information regarding semi-annual incentive grants of equity awards that we made during the fiscal year ended June 30, 2008 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Peter D. Meldrum President and Chief Executive Officer	9/26/2007 2/28/2008	65,000 100,000	$ $	51.08 37.56	$ $	1,619,644 1,688,030

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	9/26/2007 2/28/2008	50,000 65,000	$ $	51.08 37.56	$ $	1,245,880 1,097,220

James S. Evans Chief Financial Officer	9/26/2007 2/28/2008	20,000 30,000	$ $	51.08 37.56	$ $	498,352 506,409

Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	9/26/2007 2/28/2008	45,000 55,000	$ $	51.08 37.56	$ $	1,121,292 928,417

Jay M. Moyes Former Chief Financial Officer	9/26/07	35,000		$51.08		$872,116

Mark H. Skolnick, Ph.D. Chief Scientific Officer	9/26/2007 2/28/2008	30,000 35,000	$ $	51.08 37.56	$ $	747,528 590,811

(1)	All options were granted as part of our compensation policy of awarding semi-annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year. The exercise price for all stock option grants is the closing price of the common stock on the day when such options are approved by the independent members of our Board of Directors or the Compensation Committee as applicable. The options vest in equal annual installments over a four year period. All options were granted under the 2003 Employee, Director and Consultant Stock Option Plan, as amended.
(2)	Represents the grant date fair value in accordance with FAS 123R. Information regarding the assumptions used in the valuation of option awards can be found in Note 4 “Share-Based Compensation” of our Annual Report on Form 10-K for the period ended June 30, 2008, filed with the SEC on August 28, 2008. Our executive officers will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. For Jay M. Moyes, the 9/26/07 grant did not vest before his retirement in November 2007. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into an employment agreement with no defined term with each of our named executive officers. Pursuant to each of these agreements, either party may terminate employment without cause at any time upon 15 days written notice to the other party or immediately with cause upon written notice to the other party, except in the case of Dr. Hobden, who must provide us with 30 days written notice. Each employment agreement also provides that the employee will not disclose confidential information of ours during and after employment and will not compete with us during the term of employment. Since the dates of these agreements entered into with our executive officers, the compensation paid to each executive officer has been increased and additional stock options have been granted as discussed below.

We have also entered into an Executive Retention Agreement with each of our named executive officers under which they are entitled to certain benefits upon a change in control, as discussed below under “Potential Payments Upon Termination or Change-in-Control.”

Mr. Meldrum was appointed to the position of President and Chief Executive Officer in November 1991. In May 1993, Mr. Meldrum entered into the company’s standard form of Employment Agreement as required of all Myriad employees. As recommended by our Compensation Committee and approved by the independent members of our Board of Directors, Mr. Meldrum received an annual salary of $727,552 for the fiscal year ended June 30, 2008, and will be paid an annual base salary of $800,000 for the fiscal year ending June 30, 2009. Mr. Meldrum’s discretionary bonus for fiscal 2008 was $725,000 as recommended by our Compensation Committee and approved by the independent members of our Board. The bonus, salary adjustment and stock option awards for fiscal 2008 for Mr. Meldrum were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2008 and in light of his relative contribution to the overall success and accomplishments of the Company and to maintain, in general, parity within the 50-75% peer group of companies reflected by the compensation data we utilized. In addition to the options granted in fiscal 2008 as noted above in the Grants of Plan-Based Awards table, on September 10, 2008, Mr. Meldrum was granted 100,000 options to purchase our common stock at $64.88, the closing price of our common stock on that date, as part of our compensation policy of awarding semi-annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year.

Dr. Critchfield was appointed to the position of President, Myriad Genetic Laboratories, Inc. in July 1998 and entered into the company’s standard form of Employment Agreement at that time. As determined by our Compensation Committee, Dr. Critchfield received an annual salary of $500,552 for the fiscal year ended June 30, 2008, and will be paid an annual base salary of $550,000 for the fiscal year ending June 30, 2009. Dr. Critchfield’s discretionary bonus for fiscal 2008 was $400,000 as determined by our Compensation Committee. The bonus, salary adjustment and stock option awards for fiscal 2008 for Dr. Critchfield were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2008 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain, in general, parity within the 50-75% peer group of companies reflected by the compensation data we utilized. In addition to the options granted in fiscal 2008 as noted above in the Grants of Plan-Based Awards table, on September 10, 2008, Dr. Critchfield was granted 65,000 options to purchase our common stock at $64.88, the closing price of our common stock on that date, as part of our compensation policy of awarding semi-annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year.

Mr. Evans was appointed to the position of Corporate Controller in March 1995 and entered into the company’s standard form of Employment Agreement at that time. In November, 2007, Mr. Evans was appointed as our Chief Financial Officer and Treasurer. As determined by our Compensation Committee, Mr. Evans received an annual salary of $278,213 for the fiscal year ended June 30, 2008, and will be paid an annual base salary of $375,000 for the fiscal year ended June 30, 2009. Mr. Evans discretionary bonus for fiscal 2008 was $165,000 as determined by our Compensation Committee. The bonus, salary adjustment and stock option awards for fiscal 2008 for Mr. Evans were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2008 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain, in general, parity within the 50-75% peer group of companies reflected by the compensation data we utilized. In addition to the options granted in fiscal 2008 as noted above in the Grants of Plan-Based Awards table, on September 10, 2008, Mr. Evans was granted 35,000 options to purchase our common stock at $64.88, the closing price of our common stock on that date, as part of our compensation policy of awarding semi-annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year.

Dr. Hobden was appointed to the position of President, Myriad Pharmaceuticals, Inc. in October 1998. Dr. Hobden entered into an employment agreement at that time with terms the same as our standard form of agreement, except as described above, and further excepting that in the case of the termination of Dr. Hobden’s employment without cause, we must pay him 12 months salary. As determined by our Compensation Committee, Dr. Hobden received an annual salary of $500,552 for the fiscal year ended June 30, 2008 and will be paid an annual base salary of $535,000 for the fiscal year ended June 30, 2009. Dr. Hobden’s discretionary bonus for fiscal 2008 was $400,000 as determined by our Compensation Committee. The bonus, salary adjustment and stock option awards for fiscal 2008 for Dr. Hobden were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2008 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain, in general, parity within the 50-75% peer group of companies reflected by the compensation data we utilized. In addition to the options granted in fiscal 2008 as noted above in the Grants of Plan-Based Awards table, on September 10, 2008, Dr. Hobden was granted 45,000 options to purchase our common stock at $64.88, the closing price of our common stock on that date, as part of our compensation policy of awarding semi-annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year.

Mr. Moyes was appointed to the position of Vice President of Finance in July 1993 and entered into the company’s standard form of Employment Agreement at that time. In June 1996, Mr. Moyes was appointed as our Chief Financial Officer and Treasurer. Mr. Moyes retired on November 1, 2007 and in fiscal 2008, we paid Mr. Moyes $128,309 in salary representing the pro rata portion of his $380,000 base salary for fiscal 2008. In addition, on November 1, 2007, we entered into a resignation agreement with Mr. Moyes. Under this agreement we paid Mr. Moyes $380,000 in consideration for (i) accomplishment of his fiscal year 2008 MBOs through the date of his retirement, as well as his contributions to the success of Myriad during his 14 years of service and (ii) his agreement to provide up to 200 hours of consulting services to us through December 31, 2007. The Resignation Agreement also provides for a mutual release of claims.

Dr. Skolnick was appointed to the position of Executive Vice President of Research and Development in May 1991. In January 1994 Dr. Skolnick entered into the company’s standard form of Employment Agreement. As determined by our Compensation Committee, Dr. Skolnick received an annual salary of $411,126 for the fiscal year ended June 30, 2008, and will be paid an annual base salary at a rate of $499,824 for the fiscal year ending June 30, 2009. Dr. Skolnick is compensated on an hourly basis. His base salary information for fiscal 2009 reflects an annualized salary based on 2,080 hours worked in a fiscal year. Actual amounts paid to Dr. Skolnick may vary significantly depending on the actual number of hours he works. Dr. Skolnick’s discretionary bonus for fiscal 2008 was $150,000 as determined by our Compensation Committee. The bonus, salary adjustment and stock option awards for fiscal 2008 for Dr. Skolnick were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2008 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain, in general, parity within the 50-75% peer group of companies reflected by the compensation data we utilized. In addition to the options granted in fiscal 2008 as noted above in the Grants of Plan-Based Awards table, on September 10, 2008, Dr. Skolnick was granted 28,000 options to purchase our common stock at $64.88, the closing price of our common stock on that date, as part of our compensation policy of awarding semi-annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year.

In addition to the annual cash bonus paid to each of our named executive officers, all employees, including the named executive officers received a holiday bonus of $750 that was tax adjusted to $812.

All option awards granted to our named executive officers have an exercise price equal to the closing price of our common stock on the date of grant, a 10 year life, and vest annually over a four year period.

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended June 30, 2008, to each of the executive officers named in the Summary Compensation Table. We have not granted any stock options that are subject to performance conditions, nor have we granted any stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable*		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Peter D. Meldrum	15,998	(2)	0	(2)	4.78	6/17/2009
President and Chief Executive Officer	53,538	(3)	0	(3)	25.06	4/20/2010
	30,000	(4)	0	(4)	70.00	6/21/2010
	25,000	(5)	0	(5)	72.13	2/1/2011
	30,000	(6)	0	(6)	57.26	6/27/2011
	35,000	(7)	0	(7)	35.76	2/22/2012
	35,000	(8)	0	(8)	24.56	8/16/2012
	26,248	(9)	0	(9)	10.74	2/13/2013
	39,521	(10)	0	(10)	12.54	9/9/2013
	35,000	(11)	0	(11)	16.97	2/19/2014
	45,000	(12)	0	(12)	16.64	9/8/2014
	50,000	(13)	0	(13)	22.12	2/17/2015
	22,500	(14)	22,500	(14)	20.56	9/14/2015
	18,000	(15)	18,000	(15)	24.40	2/16/2016
	9,000	(16)	27,000	(16)	25.57	9/6/2016
	10,000	(17)	30,000	(17)	34.43	2/21/2017
	0	(18)	65,000	(18)	51.08	9/26/2017
	0	(19)	100,000	(19)	35.76	2/28/2018

Gregory C. Critchfield, M.D.	14,000	(2)	0	(2)	4.78	6/17/2009
President, Myriad Genetic Laboratories, Inc.	48,000	(3)	0	(3)	25.06	4/20/2010
	20,000	(4)	0	(4)	70.00	6/21/2010
	20,000	(5)	0	(5)	72.13	2/1/2011
	25,000	(6)	0	(6)	57.26	6/27/2011
	30,000	(7)	0	(7)	35.76	2/22/2012
	30,000	(8)	0	(8)	24.56	8/16/2012
	25,000	(9)	0	(9)	10.74	2/13/2013
	35,000	(10)	0	(10)	12.54	9/9/2013
	30,000	(11)	0	(11)	16.97	2/19/2014
	40,000	(12)	0	(12)	16.64	9/8/2014
	45,000	(13)	0	(13)	22.12	2/17/2015
	20,000	(14)	20,000	(14)	20.56	9/14/2015
	16,000	(15)	16,000	(15)	24.40	2/16/2016
	8,000	(16)	24,000	(16)	25.57	9/6/2016
	8,500	(17)	25,500	(17)	34.43	2/21/2017
	0	(18)	50,000	(18)	51.08	9/26/2017
	0	(19)	65,000	(19)	37.56	2/28/2018

James S. Evans	7,920	(21)	0	(21)	5.56	5/20/2009
Chief Financial Officer	4,200	(3)	0	(3)	25.06	4/20/2010
	5,600	(22)	0	(22)	72.31	6/20/2010
	5,000	(5)	0	(5)	72.13	2/1/2011
	5,000	(23)	0	(23)	66.57	5/23/2011

	4,400	(7)	0	(7)	35.76	2/22/2012
	10,000	(8)	0	(8)	24.56	8/16/2012
	15,000	(9)	0	(9)	10.74	2/13/2013
	17,500	(10)	0	(10)	12.54	9/9/2013
	15,000	(11)	0	(11)	16.97	2/19/2014
	17,500	(12)	0	(12)	16.64	9/8/2014
	17,500	(13)	0	(13)	22.12	2/17/2015
	7,500	(14)	7,500	(14)	20.56	9/14/2015
	7,500	(15)	7,500	(15)	24.40	2/16/2016
	3,750	(16)	11,250	(16)	25.57	9/6/2016
	4,250	(17)	12,750	(17)	34.43	2/21/2017
	0	(18)	20,000	(18)	51.08	9/26/2017
	0	(19)	30,000	(19)	37.56	2/28/2018

Adrian N. Hobden, Ph.D. (1)	70,024	(20)	0	(20)	5.13	10/21/2008
President, Myriad Pharmaceuticals, Inc.	64,000	(2)	0	(2)	4.78	6/17/2009
	60,000	(3)	0	(3)	25.06	4/20/2010
	20,000	(4)	0	(4)	70.00	6/21/2010
	20,000	(5)	0	(5)	72.13	2/1/2011
	20,000	(6)	0	(6)	57.26	6/27/2011
	30,000	(7)	0	(7)	35.76	2/22/2012
	30,000	(8)	0	(8)	24.56	8/16/2012
	25,000	(9)	0	(9)	10.74	2/13/2013
	35,000	(10)	0	(10)	12.54	9/9/2013
	30,000	(11)	0	(11)	16.97	2/19/2014
	40,000	(12)	0	(12)	16.64	9/8/2014
	45,000	(13)	0	(13)	22.12	2/17/2015
	20,000	(14)	20,000	(14)	20.56	9/14/2015
	16,000	(15)	16,000	(15)	24.40	2/16/2016
	8,000	(16)	24,000	(16)	25.57	9/6/2016
	8,500	(17)	25,500	(17)	34.43	2/21/2017
	0	(18)	45,000	(18)	51.08	9/26/2017
	0	(19)	55,000	(19)	37.56	2/28/2018

Jay M. Moyes	42,936	(3)	0	(3)	25.06	4/20/2010
Former Chief Financial Officer	10,000	(4)	0	(4)	70.00	6/21/2010
	17,500	(5)	0	(5)	72.13	2/1/2011
	17,500	(6)	0	(6)	57.26	6/27/2011
	22,203	(7)	0	(7)	35.76	2/22/2012
	25,000	(8)	0	(8)	24.56	8/16/2012
	24,108	(11)	0	(11)	16.97	2/19/2014
	30,480	(13)	0	(13)	22.12	2/17/2015
	7,774	(14)	0	(14)	20.56	9/14/2015
	8,000	(15)	0	(15)	24.40	2/16/2016
	7,500	(16)	0	(16)	25.57	9/6/2016

Mark H. Skolnick. Ph.D.	31,996	(2)	0	(2)	4.78	6/17/2009
Chief Scientific Officer	50,000	(3)	0	(3)	25.06	4/20/2010
	10,000	(4)	0	(4)	70.00	6/21/2010
	7,500	(5)	0	(5)	72.13	2/1/2011

7,500	(6)	0	(6)	57.26	6/27/2011
25,000	(7)	0	(7)	35.76	2/22/2012
25,000	(8)	0	(8)	24.56	8/16/2012
35,000	(9)	0	(9)	10.74	2/13/2013
40,000	(10)	0	(10)	12.54	9/9/2013
25,000	(11)	0	(11)	16.97	2/19/2014
30,000	(12)	0	(12)	16.64	9/8/2014
30,000	(13)	0	(13)	22.12	2/17/2015
13,000	(14)	13,000	(14)	20.56	9/14/2015
12,500	(15)	12,500	(15)	24.40	2/16/2016
6,250	(16)	18,750	(16)	25.57	9/6/2016
6,250	(17)	18,750	(17)	34.43	2/21/2017
0	(18)	30,000	(18)	51.08	9/26/2017
0	(19)	35,000	(19)	37.56	2/28/2018

*	Unvested options held by our named executive officers will accelerate upon a change of control of Myriad in accordance with the Executive Retention Agreements described below under “Potential Payments Upon Termination or Change-in-Control.”
(1)	Does not include options to purchase 153 shares of the common stock of our wholly owned subsidiary, Myriad Pharmaceuticals, Inc. These options were granted simultaneously with options granted pursuant to the Myriad Genetics, Inc. 2002 Amended and Restated Employee, Director, and Consultant Stock Option Plan (“the 2002 Plan”). If Dr. Hobden exercises the options granted under the 2002 Plan in whole or in part, a pro-rata number of the corresponding Myriad Pharmaceuticals, Inc. options will terminate. If Dr. Hobden exercises the Myriad Pharmaceuticals, Inc. options, in whole or in part, all of the outstanding corresponding options granted under the 2002 Plan will terminate as of the date of such exercise.
(2)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following June 17, 1999, the day the stock options were granted.
(3)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following April 20, 2000, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.
(4)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following June 21, 2000, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.
(5)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following February 1, 2001, the day the stock options were granted.
(6)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following June 27, 2001, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.
(7)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following February 22, 2002, the day the stock options were granted, until April 14, 2005 when of all remaining unvested shares vested.
(8)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following August 16, 2002, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.
(9)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following February 13, 2003, the day the stock options were granted, until April 14, 2005 when of all remaining unvested shares vested.
(10)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following September 9, 2003, the day the stock options were granted, until April 14, 2005 when of all remaining unvested shares vested .
(11)	The options were granted pursuant to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”) and vested as to 25% of the shares per year following February 19, 2004, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.

(12)	The options were granted pursuant to the 2003 Plan and vested as to 25% of the shares per year following September 8, 2004, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.
(13)	The options were granted pursuant to the Myriad Genetics, Inc. 2003 Plan and vested as to 25% of the shares per year following February 17, 2005, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.
(14)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares per year following September 14, 2005, the day the stock options were granted.
(15)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares per year following February 16, 2006, the day the stock options were granted.
(16)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares per year following September 6, 2006, the day the stock options were granted.
(17)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares per year following February 21, 2007, the day the stock options were granted.
(18)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares per year following September 26, 2007, the day the stock options were granted.
(19)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares per year following February 28, 2008, the day the stock options were granted.
(20)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following October 21, 1998, the day the stock options were granted.
(21)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following May 20, 1999, the day the stock options were granted.
(22)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following June 20, 2000, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.
(23)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following May 23, 2001, the day the stock options were granted, until April 14, 2005 when all remaining unvested shares vested.

Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Peter D. Meldrum President and Chief Executive Officer	23,724	827,478

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	42,222	1,791,287

James S. Evans Chief Financial Officer	6,000	221,130

Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	35,000	1,409,425

Jay M. Moyes Former Chief Financial Officer	119,798	4,824,970

Mark H. Skolnick, Ph.D. Chief Scientific Officer	70,000	2,097,803

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the options because the shares may not be sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

On February 17, 2005 (and thereafter for subsequently appointed executive officers), we entered into Executive Retention Agreements, or the Retention Agreements, with our executive officers, including each of our named executive officers.

Under the terms of the Retention Agreements, if the employment of an executive officer is terminated without “Cause” or if the executive officer separates from Myriad for “Good Reason” within 24 months of a “Change in Control” (each as defined in the agreement and set forth below), the executive officer will receive: (i) all salary earned through the date of termination, as well as a pro rata bonus and any compensation previously deferred; (ii) an amount equal to three times the executive’s highest annual base salary and three times the executive’s highest annual bonus at Myriad during the three-year period prior to the Change in Control; (iii) continued benefits for 36 months after the date of termination; (iv) outplacement services in an aggregate amount of up to $25,000; and (v) a gross-up payment with respect to any excise taxes or penalties due on account of any payments made to the executive under the Retention Agreement. If the employment of an executive officer is terminated by the executive officer for no reason, during the 90-day period beginning on the first anniversary of the “Change in Control Date”, then the termination shall be deemed to be termination for Good Reason for all purposes of the retention agreement except that the payment of an amount equal to three times the executive’s highest annual base salary and bonus shall be reduced by one-half. In addition, upon the occurrence of a Change in Control, all of the executive’s stock options shall become fully vested, whether or not the executive is terminated. On October 12, 2007, the Retention Agreements were amended to provide that all payments under the agreement are to be made in a lump sum, in cash, six months following the date of termination of employment, unless earlier payment, in whole or in part, following the date of termination of employment is permitted under Section 409A of the Internal Revenue Code of 1986, as amended.

Unless the terms of the Retention Agreement are either satisfied or expire on the date which is 24 months after a Change in Control, the Retention Agreement will continue in effect through December 31, 2015 and thereafter for one year terms unless we provide notice of non-renewal at least 90 days prior to the end of each term.

As defined in the Retention Agreements:

•

“Cause” means (a) the Executive’s willful and continued failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the Executive from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the Executive has not substantially performed the Executive’s duties; or (b) the Executive’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. No act or failure to act by the Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company.

•

“Good Reason” means the occurrence, without the Executive’s written consent, of any of the following events or circumstances: (a) the assignment to the Executive of duties inconsistent in any material respect with the Executive’s position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control Date, (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of

Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the “Measurement Date”), or any other action or omission by the Company which results in a material diminution in such position, authority or responsibilities; (b) a reduction in the Executive’s annual base salary as in effect on the Measurement Date; (c) the failure by the Company to (i) continue in effect any material compensation, pension, retirement or benefit plan or program (including without limitation any 401(k), life insurance, medical, health and accident or disability plan and any vacation program or policy) (a “Benefit Plan”) in which the Executive participates or which is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants, than the basis existing immediately prior to the Measurement Date or (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice; (d) a change by the Company in the location at which the Executive performs his or her principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the Executive’s principal residence immediately prior to the Measurement Date and (ii) more than 50 miles from the location at which the Executive performed his or her principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date; (e) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform this Agreement; or (f) any failure of the Company to pay or provide to the Executive any portion of the Executive’s compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of this Agreement or any employment agreement with the Executive.

•

“Change in Control” means an event or occurrence set forth in any one or more of the following (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection): (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, the following condition is satisfied: all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; or (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•

“Change in Control Date” means the first date during the Term on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if (a) a Change in Control occurs, (b) the Executive’s employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the “Change in Control Date” shall mean the date immediately prior to the date of such termination of employment.

The foregoing summary of the Retention Agreements is qualified in its entirety by the full text of the agreements, the form of which we have filed as an exhibit to our Annual Report on Form 10-K.

The following table summarizes the potential payments to each of our executive officers named in the Summary Compensation Table, except for Mr. Moyes who retired in November 2007, assuming the occurrence of the different triggers of the Retention Agreement, as of the close of business on June 30, 2008, the last business day of our most recently concluded fiscal year.

	Executive Benefits and Payments Upon Termination	Change in Control ($)	Change in Control and Involuntary Termination Without Cause or for Good Reason ($)	Change in Control and Voluntary Termination ($)
Peter D. Meldrum	Base salary	—	2,181,000	1,090,500
President and Chief Executive Officer	Bonus	—	2,175,000	1,087,500
	Stock option acceleration	2,789,110	2,789,110	2,789,110
	Cobra benefits	—	41,295	41,295
	Outplacement	—	25,000	25,000
	Tax gross-up	—	2,169,282	1,399,263

	Total	2,789,110	9,380,687	6,432,669

Gregory C. Critchfield, M.D.	Base salary	—	1,500,000	750,000
President, Myriad Genetic Laboratories, Inc.	Bonus	—	1,200,000	600,000
	Stock option acceleration	2,116,115	2,116,115	2,116,115
	Cobra benefits	—	41,295	41,295
	Outplacement	—	25,000	25,000
	Tax gross-up	—	1,385,276	907,992

	Total	2,116,115	6,267,686	4,440,402

James S. Evans	Base salary	—	1,125,000	562,500
Chief Financial Officer	Bonus	—	495,000	247,500

	Stock option acceleration	950,235	950,235	950,235
	Cobra benefits	—	41,295	41,295
	Outplacement	—	25,000	25,000
	Tax gross-up	—	838,843	552,472

	Total	950,235	3,475,373	2,379,003

Adrian N. Hobden, Ph.D.	Base salary	—	1,500,000	750,000
President, Myriad Pharmaceuticals, Inc.	Bonus	—	1,200,000	600,000
	Stock option acceleration	2,036,515	2,036,515	2,036,515
	Cobra benefits	—	41,295	41,295
	Outplacement	—	25,000	25,000
	Tax gross-up	—	1,385,952	908,668

	Total	2,036,515	6,188,762	4,361,478

Mark H. Skolnick, Ph.D.	Base salary	—	1,500,000	750,000
Chief Scientific Officer	Bonus	—	450,000	225,000
	Stock option acceleration	1,449,080	1,449,080	1,449,080
	Cobra benefits	—	41,295	41,295
	Outplacement	—	25,000	25,000
	Tax gross-up	—	900,147	555,441

	Total	1,449,080	4,365,522	3,045,817

The following is a description of the assumptions that were used in creating the above table.

•

Vesting Acceleration Calculation – The value of the vesting acceleration was calculated by multiplying the number of unvested in-the-money option shares as of June 30, 2008 by the spread between the closing price of our stock as of June 30, 2008, which was $45.52 per share, and the exercise price of such unvested option.

•

Tax Gross-Up – The calculation of the tax gross up was calculated in accordance with Section 280G of the Internal Revenue Code, based upon an excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6.98% state income tax rate.

In addition, Jay M. Moyes, our former Chief Financial Officer, retired on November 1, 2007. In connection with his retirement, we entered into a Resignation Agreement with Mr. Moyes. For a description of the agreement and the payments we made to Mr. Moyes under the agreement please see “–Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” above.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2008 to each of our non-employee directors who served during fiscal 2008. Directors who are employed by Myriad are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Robert S. Attiyeh	76,000	357,688	433,688
Gerald P. Belle (2)	49,375	204,340	253,715
Walter Gilbert, Ph.D.	69,375	357,688	427,063
Arthur H. Hayes, Jr., M.D. (3)	43,458	511,427	554,885
John T. Henderson	95,125	357,688	452,813
Dennis H. Langer, Ph.D., J.D.	75,625	357,688	433,313
Linda S. Wilson, Ph.D.	81,000	357,688	438,688

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008 in accordance with FAS 123R, the aggregate grant date fair value of which was $328,020 Information regarding the assumptions used in the valuation of option awards in accordance with FAS 123R can be found in Note 4 “Share-Based Compensation” of our Annual Report on Form 10-K for the period ended June 30, 2008, filed with the SEC on August 28, 2008. Our directors will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K. The following table shows outstanding and vested options for each non-employee director as of June 30, 2008:

Name	Options Outstanding	Vested Options
Robert S. Attiyeh	75,000	45,000
Gerald P. Belle	15,000	—
Arthur H. Hayes, Jr., M.D.	105,000	105,000
Walter Gilbert, Ph.D.	70,000	40,000
John T. Henderson	75,000	45,000
Dennis H. Langer, Ph.D., J.D.	45,000	15,000
Linda S. Wilson, Ph.D.	104,950	74,950

The following table shows the grant date fair value for each option granted to each non-employee director in our fiscal year ended June 30, 2008:

Name	Options Granted (#)	Grant Date	Grant Date Fair Value ($)
Robert S. Attiyeh	15,000	11/15/2007	328,020
Gerald P. Belle	15,000	11/15/2007	328,020
Walter Gilbert, Ph.D.	15,000	11/15/2007	328,020
Arthur H. Hayes, Jr., M.D.	15,000	11/15/2007	328,020
John T. Henderson	15,000	11/15/2007	328,020
Dennis H. Langer, Ph.D., J.D.	15,000	11/15/2007	328,020
Linda S. Wilson, Ph.D.	15,000	11/15/2007	328,020

(2)	Mr. Belle was appointed to the Board on November 15, 2007.
(3)	Dr. Hayes retired from the Board on February 29, 2008. On February 28, 2008, the Board accelerated the vesting of 15,000 options previously granted to Dr. Hayes. $195,757 represents the dollar amount we recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008 in accordance with FAS 123(R) as a result of the acceleration of the vesting of these options.

Director Compensation Policy

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various Board committees.

Cash Fees

For the first quarter of our fiscal 2008 year, we paid each non-employee director cash fees based on the following:

Annual retainer:	$25,000 (25% paid following each quarter of service)
$10,000 additional retainer for the Chairman of the Board and Chairman of the Audit Committee (25% paid following each quarter of service)

Attendance:	$3,000 for each Board meeting
$2,000 for each telephonic Board meeting
$2,000 for each committee meeting or telephonic committee meeting

Effective as of the second quarter of our fiscal 2008 year, our Board of Directors amended our non-employee director compensation policy such that our non-employee directors are now compensated on a role-based model and are paid cash fees based on the following annual retainers (25% paid following each quarter of service):

Annual retainer:

All members	$50,000
Chairman of the Board	$35,000 additional retainer
Chairman of the Audit Committee	$25,000 additional retainer
Chairman of the Compensation Committee	$15,000 additional retainer
Chairman of the Nominating and Governance Committee	$15,000 additional retainer
Members of the Audit Committee	$12,000 additional retainer
Members of the Compensation Committee	$7,500 additional retainer
Members of the Nominating and Governance Committee	$7,500 additional retainer

Attendance:

In addition to the annual retainer amounts, we pay each non-employee director a per meeting cash fee of $2,000 for attendance at board meetings in excess of five in-person meetings and four telephonic meetings per fiscal year. We also pay each non-employee director a per meeting cash fee of $2,000 for attendance at committee meetings in excess of four meetings (per each committee), whether in person or telephonic, per fiscal year. All directors are also reimbursed for their out-of pocket expenses incurred in attending meetings.

Stock Option Awards

Our non-employee directors are entitled to receive options under our 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”). The 2003 Plan provides for an automatic annual grant on the date of our annual meeting of stockholders to each non-employee director, other than new non-employee directors appointed within six months of the annual meeting, of a non-qualified option to purchase 15,000 shares of common stock, at an exercise price equal to the closing price of our common stock on the date of grant. In addition, it is our policy to grant a non-qualified option to purchase 15,000 shares of common stock, at an exercise price equal to the closing price of our common stock on the date of grant, to each new non-employee director upon initial election to the Board. Options granted to our non-employee directors are exercisable after the termination of the director’s service on the Board to the extent exercisable on the date of such termination for the remainder of the life of the option. All options granted to our non-employee directors will become fully exercisable upon a change of control of Myriad or upon their death as provided for under our stock option plans.

On September 26, 2007, the Board of Directors approved an amendment to the 2003 Plan to reduce the standard vesting provisions for options granted to non-employee directors after that date from three years to one year. Under the amendment, options granted to our non-employee directors after that date will vest in full on the first anniversary of the date of grant, assuming continued membership on the Board.

Options granted during Fiscal 2008 to any named executive officers serving on the Board are reported under “Grants of Plan-Based Awards.”

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2008.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	8,853,035	$32.08	1,249,461
Equity compensation plans not approved by security holders	—	—	—
Total	8,853,035	$32.08	1,249,461

(1)	These plans consist of our 2002 Amended and Restated Stock Option Plan, our 2003 Employee, Director and Consultant Stock Option Plan, as amended, and our Employee Stock Purchase Plan. Amounts do not include the additional 1,500,000 shares under the 2003 Plan that would be available for issuance if Proposal 3 is approved at the Annual Meeting. No shares are available for issuance under our 2002 Plan.

As of September 15, 2008, there were 8,338,552 shares subject to issuance upon exercise of outstanding options under our stock option plans, at a weighted average exercise price of $37.0867 and with a weighted average remaining life of 6.61 years. As of September 15, 2008, there were 86,831 shares available for future issuance under our stock option plans.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Dennis H. Langer, M.D., J.D., Chairman
Walter Gilbert, Ph.D.
John T. Henderson, M.D.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market LLC, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in the Audit Committee Charter adopted by the Board, which is available on the Investor Relations — Corporate Governance section of our website at www.myriad.com. This committee reviews and reassesses the Audit Committee Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm.

In fulfilling its responsibilities for the financial statements for fiscal 2008, the Audit Committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2008 with management and Ernst & Young LLP, our independent auditors;

•

discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and

•

received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with Ernst & Young LLP their independence.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
Robert S. Attiyeh, Chairman
Walter Gilbert, Ph.D.
Linda S. Wilson, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one report, covering one transaction, was filed late by William A. Hockett III.

An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% stockholders who did not file a Form 5 unless we have obtained a written statement that no filing is required or if we otherwise know that no Form 5 is required. For the fiscal year ended June 30, 2008, Mr. Meldrum filed a Form 5 to report a gift of Myriad stock. We received either a written statement from our directors, officers and 10% stockholders or know from other means that no additional Forms 5 were filed or were required to be filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We were not a party to any transactions with related persons since July 1, 2007 that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Policy on Approval of Related Person Transactions

We have adopted a Policy on Related Person Transactions (the “Policy”) under which the Audit Committee reviews, approves or ratifies all related person transactions. Under our Policy, a related person transaction is one in which Myriad is a participant, and the amount involved exceeds $120,000, and in which any of the following persons has or will have a direct or indirect material interest:

•	executive officers of the Corporation;

•	members of the Board;

•	beneficial holders of more than 5% of Myriad’s securities;

•	immediate family members, as defined by Item 404 of Regulation S-K promulgated under the Securities Act, of any of the foregoing persons; and

•	any other persons whom the Board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.

Under the Policy, the Audit Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of Myriad and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to Myriad; the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the Audit Committee. This approval authority may also be delegated to the Chairperson of the Audit Committee in some circumstances. It is contemplated that no related person transaction shall be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

The Audit Committee may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time. A copy of our Policy on Related Person Transactions is publicly available on the Investors Relations – Corporate Governance section of our website at www.myriad.com.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members, classified into three classes as follows: Robert S. Attiyeh , Gerald P. Belle, and John T. Henderson, M.D. constitute a class with a term ending at the 2009 annual meeting (the “Class I directors”); Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D. constitute a class with a term ending at the 2010 annual meeting (the “Class II directors”); and Walter Gilbert, Ph.D. and Dennis H. Langer, M.D., J.D. constitute a class with a term ending at the upcoming Annual Meeting (the “Class III directors”). At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

On September 10, 2008, the Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Walter Gilbert, Ph.D. and Dennis H. Langer, M.D., J.D. for election at the Annual Meeting for a term of three years to serve until the 2011 Annual Meeting of Stockholders, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the election as directors of Dr. Gilbert and Dr. Langer. In the event that any nominee should become unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

We have adopted a policy on plurality votes for the election of directors. Under this policy, in non-contested elections, if a director receives a greater number of WITHHOLD votes than FOR votes, the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether it should request that the director submit his or her resignation, maintain the director but address what the Nominating and Governance Committee believes is the underlying cause of the WITHHOLD votes, or resolve not to re-nominate the director in the future for election. A copy of this policy is publicly available on the Investor Relations — Corporate Governance section of our website at www.myriad.com.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF WALTER GILBERT, PH.D. AND DENNIS H. LANGER, M.D., J.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2:

AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO

INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK

The Board of Directors has determined that it is advisable to increase our authorized common stock from 60,000,000 to 150,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Restated Certificate of Incorporation, as amended, effecting the proposed increase. The proposed amendment amends and restates the first sentence of Article FOURTH, Section A of our Restated Certificate of Incorporation, as amended, to read in its entirety as follows:

The total number of shares of capital stock of all classes which the Corporation is authorized to issue is 155,000,000, of which shares 150,000,000 of the par value of $.01 each shall be designated “Common Stock”, and of which shares 5,000,000 of the par value of $.01 each shall be a class designated “Preferred Stock”.

On September 15, 2008, we had 46,106,150 shares of common stock issued and outstanding. Also on that date, we had 8,338,552 shares of common stock subject to outstanding options. Accordingly, a high percentage of our current 60,000,000 authorized common shares have been issued or reserved for issuance and thus relatively few shares are available for use in connection with our future corporate needs.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Restated Certificate of Incorporation, as amended, and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the Nasdaq Stock Market LLC or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

Adoption of the amendment to the Restated Certificate of Incorporation, as amended, to increase our authorized common stock requires the vote of a majority of the outstanding shares of common stock. If the proposal is approved, we intend to file a certificate of amendment to our Restated Certificate of Incorporation, as amended, shortly after the Annual Meeting although we will not be required to do so. The amendment to the Restated Certificate of Incorporation, as amended, will be effective immediately upon acceptance of filing by the Secretary of State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3:

INCREASE IN THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE

GRANTED UNDER OUR 2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

General

The Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”) was approved by our Board of Directors and stockholders in 2003. As of September 15, 2008, a total of 7,674,478 shares of common stock plus such additional shares as are represented by options previously granted under our 2002 Amended and Restated Stock Option Plan (the “2002 Plan”) which are cancelled or expire in the future are reserved for issuance under the 2003 Plan. As of September 15, 2008, options to purchase 5,953,553 shares of common stock are outstanding under the 2003 Plan, 1,634,094 shares have been issued upon the exercise of options granted under the 2003 Plan and 86,831 options remain available for issuance. As of September 15, 2008, options to purchase 2,384,999 shares of common stock are outstanding under the 2002 Plan and no shares are available for issuance. By its terms, the 2003 Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval. On September 10, 2008, the Board of Directors voted to approve an amendment to the 2003 Plan to increase the aggregate number of shares of common stock which may be offered under the 2003 Plan by an additional 1,500,000 shares. This amendment is being submitted for your approval to ensure continued qualification of the 2003 Plan under the rules of The Nasdaq Stock Market LLC and in order to receive favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code.

Material Features of the 2003 Plan

The following paragraphs provide a summary of the principal features of our 2003 Plan and its operation.

The purpose of the 2003 Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of common stock by our employees, directors and consultants. The 2003 Plan is administered by our Board of Directors, except to the extent it has delegated authority to a committee of the Board. Subject to the provisions of the 2003 Plan, the Board or an authorized committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, except that options for our executive officers, including our President and Chief Executive Officer, are determined by the independent directors of the Board following a recommendation from the Compensation Committee. For new hires, a special committee of the Board determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted. All employees, directors and consultants of Myriad and its affiliates are eligible to participate in the 2003 Plan. As of September 15, 2008, we had 986 full-time equivalent employees.

Options granted under the 2003 Plan may be either (i) options intended to qualify as “incentive stock options” under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the 2003 Plan to employees of Myriad and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of Myriad and its affiliates. No participant may be granted, during any fiscal year, options to purchase more than 500,000 shares of common stock. The 2003 Plan also provides for the automatic grant annually of 15,000 non-qualified options to each of our non-employee directors. However, non-employee directors nominated pursuant to a contractual obligation are not entitled to such automatic grants. The automatic grant, which will be issued on the date of each annual meeting of our stockholders, has a ten-year term, has an exercise price equal to the closing price of our common stock on the date of grant and for options granted prior to September 26, 2007 vest one-third ( 1/3) per year, assuming continued membership on the Board. On September 26, 2007, the Board of Directors amended the 2003 Plan to provide that options granted to non-employee directors after that date shall vest in full on the first anniversary of the date of grant, subject to continued membership on the Board. In addition, the option will become fully exercisable upon a change of control of Myriad or the death of the director. Options granted to non-employee directors are exercisable after the termination of the director’s service on the Board to the extent exercisable on the date of such termination for the remainder of the life of the option.

The aggregate fair market value (determined at the time of grant) of shares issuable to a participant pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of Myriad may not exceed $100,000. Incentive stock options granted under the 2003 Plan may not be granted at a price less than to the closing price of our common stock on the date of grant, or 110% of such closing price in the case of employees holding 10% or more of our voting stock. Non-qualified stock options granted under the 2003 Plan may not be granted at an exercise price less than the closing price of our common stock on the date of grant. An option granted under the 2003 Plan is exercisable, during the option holder’s lifetime, only by the option holder and is not transferable by him or her except (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Board or an authorized committee and set forth in the applicable option agreement.

An option granted under the 2003 Plan cannot generally be exercised until it becomes vested. Except as set forth above for automatic director grants, the Board or an authorized committee establishes the vesting schedule of each option at the time of grant, although the options granted to our employees typically vest in equal annual installments over four years. Options become exercisable at the times and on the terms established by the Board or an authorized committee. Options granted under the 2003 Plan expire at the times established by the Board or an authorized committee, but not later than 10 years after the grant date. However, incentive stock options granted under the 2003 Plan may not expire more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of our voting stock.

In granting any non-qualified stock option, the Board or an authorized committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Board or an authorized committee shall determine. Options granted under the 2003 Plan are generally exercisable after the termination of the option holder’s employment with us (other than by reason of death, disability or termination for cause as defined in the 2003 Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option’s specified expiration date or three months after such termination for incentive stock options and for non-qualified options, for the remainder of the life of the option. Generally, in the event of the option holder’s death, all incentive stock options and non-qualified stock options immediately vest and may be exercised by the option holder’s survivors at any time until the option’s specified expiration date. In the event of the option holder’s disability, incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of disability (plus a pro rata portion of the option if the option vests periodically), by the option holder at any time prior to the earlier of the option’s specified expiration date or one year from the date of the option holder’s disability for incentive stock options and for non-qualified stock options until the option’s specified expiration date. In the event of the option holder’s termination for cause, all outstanding and unexercised options are forfeited.

If the shares of our common stock shall be subdivided or combined into a greater or smaller number of shares or if we shall issue any shares of common stock as a stock dividend on our outstanding common stock, the number of shares of common stock deliverable upon the exercise of an option granted under the 2003 Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If we were to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets or otherwise (an “Acquisition”), the Board of Directors or the board of directors of any entity assuming our obligations under the 2003 Plan (the “Successor Board”), shall, as to outstanding options under the 2003 Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Board or an authorized committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Board or an authorized committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of Myriad (other than an Acquisition) pursuant to which securities of Myriad or of another corporation are issued with respect to the outstanding shares of common stock, an option holder upon exercising an option under the 2003 Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

The 2003 Plan may be amended by our stockholders. The 2003 Plan may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required by the rules of The Nasdaq Stock Market, LLC, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval.

Except as described above with respect to the automatic annual grant of an option to purchase 15,000 shares of common stock to each of our non-employee directors, the amounts of future option grants under the 2003 Plan are not determinable as options under the 2003 Plan and will be granted at the sole discretion of the Board or an authorized committee and we cannot determine at this time either the persons who will receive options under the 2003 Plan or the amount or terms of any such options.

On September 15, 2008, the closing market price per share of our common stock was $64.30, as reported by The NASDAQ Global Select Market.

Federal Income Tax Considerations

Stock options granted under the 2003 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”), or non-qualified stock options, which are not intended to meet such requirements. The material federal income tax consequences of the issuance and exercise of stock options under the 2003 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all options granted under the 2003 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options. No taxable income is recognized by the option holder at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the shares on the date of exercise and the exercise price will be an item of tax preference includible in “alternative minimum taxable income.” The option holder will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the option holder has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the option holder will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or the amount realized on a disqualifying sale, if less) over the exercise price paid for those shares will be taxable as ordinary income to the option holder; any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

Non-Statutory Options. No taxable income is recognized by an option holder upon the grant of a non-statutory option. The option holder will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the option holder will be required to satisfy the tax withholding requirements applicable to such income.

An option holder’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the option holder with respect to the exercise of a non-statutory option or the disqualifying disposition of an incentive stock option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the option holder.

The affirmative vote of a majority of the shares voted affirmatively or negatively for the proposal at the Annual Meeting is required to approve the increase in the aggregate number of shares of common stock available under the 2003 Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 2003 PLAN TO INCREASE BY 1,500,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 4:

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“E&Y”), independent public accountants, to audit our financial statements for the fiscal year ending June 30, 2009. The Board proposes that the stockholders ratify this appointment, although such ratification is not required under Delaware law or our Restated Certificate of Incorporation, as amended, or our Restated By-Laws. E&Y audited our financial statements for the fiscal year ended June 30, 2008. We expect that representatives of E&Y will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to select E&Y, the Audit Committee reviewed auditor independence issues and existing commercial relationships with E&Y and concluded that E&Y has no commercial relationship with Myriad that would impair its independence for the fiscal year ending June 30, 2009.

The following table presents fees for professional audit services provided by E&Y during the last two fiscal years:

Type of Fee	Fiscal Year Ended 6/30/08	Fiscal Year Ended 6/30/07
Audit Fees	$318,415	$105,000
Audit Related Fees	$0	$44,500
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$318,415	$149,500

Audit Fees - Fees for the audit of our annual financial statements included in our Annual Report on Form 10-K, audit of our internal controls, and reviews of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. Audit fees include those amounts invoiced to us prior to our fiscal year end.

Audit Related Fees - Fees for other audit related services including other SEC filings, comfort letters and consents.

Tax Fees - Fees for preparation and review of tax returns and tax consultations.

All Other Fees - We did not engage E&Y to perform any other services other than those listed separately above for the fiscal years indicated.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor, engagement letters describing the scope of service and the anticipated fees are negotiated and approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent public accountants.

If our stockholders ratify the selection of E&Y, the Audit Committee may still, in its discretion, decide to appoint a different independent auditor at any time during the fiscal year ending June 30, 2009, if it concludes that such a change would be in the best interests of Myriad and our stockholders. If our stockholders fail to ratify the selection, the Audit Committee will reconsider, but not necessarily rescind, the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers, and every member of our Board of Directors. A copy of the Corporate Code of Conduct and Ethics is publicly available on the Investors Relations — Corporate Governance section of our website at www.myriad.com. Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct and Ethics that apply to our directors and principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market LLC.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2009 (the “2009 Meeting”), we must receive stockholder proposals no later than June 15, 2009. To be considered for presentation at the 2009 Meeting, although not included in the proxy statement, proposals (including nominations) must be received no earlier than August 15, 2009 and no later than September 14, 2009. Notwithstanding the foregoing, in the event that the number of directors is to be increased at the 2009 Meeting and we do not issue a public announcement naming the nominees and specifying the size of the increase by September 4, 2009, to be considered for presentation at the 2009 Meeting, although not included in the proxy statement, nominations must be received not later than the tenth day following the day on which such public announcement is made. Proposals not received in a timely manner will not be voted on at the Annual Meeting. If a proposal is received in a timely manner, the proxies that management solicits for the 2009 Meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals must also comply with our Restated By-Laws, a copy of which is available by contacting our Secretary, and the corporate governance policies applicable to nominations for directors, copies of which are available through the Investor Relations — Corporate Governance section of our website at www.myriad.com. All stockholder proposals should be marked for the attention of: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

Richard M. Marsh
Secretary

Salt Lake City, Utah

October     , 2008

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2008 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE ON THE INTERNET AT WWW.MYRIAD.COM AND IS AVAILABLE IN PAPER FORM TO BENEFICIAL OWNERS OF OUR COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO: RICHARD M. MARSH, SECRETARY, MYRIAD GENETICS, INC., 320 WAKARA WAY, SALT LAKE CITY, UTAH 84108 (801-584-3600).

MYRIAD GENETICS, INC.

THIS PROXY IS BEING SOLICITED BY MYRIAD GENETICS, INC.’S

BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 13, 2008 in connection with the Annual Meeting to be held at 9:00 a.m., MST, on Thursday, November 13, 2008 at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108 and hereby appoints Peter D. Meldrum and James S. Evans, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MYRIAD GENETICS, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

SEE REVERSE SIDE FOR ALL PROPOSALS. The proxies will vote in accordance with the Board of Directors’ recommendations where a choice is not specified. If you wish to vote in accordance with all of the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. Please mark, date and return this card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

(SEE REVERSE SIDE)

Electronic Distribution

If you would like to receive future Myriad Genetics, Inc. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Please Detach and Mail in the Envelope Provided

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, and 4.

1. Election of two Class III Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate) for a three-year term.

Nominees:	Walter Gilbert, Ph.D. and Dennis H. Langer, M.D., J.D.

FOR	WITHHELD
☐	☐

☐
For all nominees except as noted above.

2. Proposal to amend the Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock from 60,000,000 shares to 150,000,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Proposal to amend the 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 1,500,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR Proposals 1, 2, 3, and 4.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature:	Date:
Signature:	Date:

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

2

Appendix A

MYRIAD GENETICS, INC.

2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN,

AS AMENDED

(as submitted to shareholders for approval on November 13, 2008)

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee. (See paragraph 4)

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Board of Directors means the Board of Directors of the Company.

Change of Control means the occurrence of any of the following events:

(i)	Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose the Company or its Affiliates or any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii)	Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means Myriad Genetics, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for (i) the applicable date, or (ii) if the applicable date is not a trading day, the trading day immediately preceding the applicable date.

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Options are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended.

Shares means shares of the Common Stock as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to an Option by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options.

3.	SHARES SUBJECT TO THE PLAN.

The number of Shares which may be issued from time to time pursuant to this Plan shall not exceed (a) 6,900,000 Shares, plus (b) such additional Shares as are represented by Options previously granted under the Company’s 2002 Amended and Restated Employee, Director and Consultant Stock Option Plan (the “2002 Plan”) which are cancelled or expire after the date of stockholder approval of this Plan without delivery of shares of stock by the Company and any Shares which have been reserved but not granted under the 2002 Plan as of the date of stockholder approval of the Plan; provided however, that no more than 5,611,6461 Shares (which equals the number of outstanding Options and Shares available to be granted under the 2002 Plan as of September 26, 2003) shall be

[1]	While this represents the maximum number of shares that could be added to the Plan pursuant to subsection (b), the actual number of Shares transferred to the Plan is anticipated to be substantially less.

added to the Plan pursuant to this subsection (b). The Administrator, in its sole discretion, shall adjust appropriately the number of Shares set forth in the previous sentence after interpreting the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

If an Option ceases to be “outstanding”, in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as “outstanding” until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Options;

c.	Determine the number of Shares for which an Option or Options shall be granted, provided, however, that in no event shall Options to purchase more than 500,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which an Option or Options may be granted; and

e.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Options or Shares acquired upon exercise of Options;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Option to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Option shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement evidencing such Option. ISOs may be granted only to Employees. Non-Qualified Options may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be at least the Fair Market Value per share of Common Stock;

b.	Each Option Agreement shall state the number of Shares to which it pertains;

c.	Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

d.	Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

e.	Directors’ Options: On the date of each annual meeting of the Company’s stockholders commencing in 2003, each director of the Company who is (i) not an employee of the Company or any Affiliate, or (ii) nominated or elected pursuant to or in satisfaction of a contractual obligation of the Company, provided that on such dates such director has been in the continued and uninterrupted service of the Company as a director since his or her election or appointment and is a director of the Company and is not an employee of the Company at such times, shall be granted a Non-Qualified Option to purchase 15,000 Shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value per share of the Shares on the date of grant of the Option, (ii) have a term of ten years unless such director is terminated “for cause” and in such case the terms of Paragraph 11 hereof shall apply, and (iii) shall become cumulatively exercisable upon completion of one full year of service on the Board of Directors after the date of grant, provided however, that in the event of a Change of Control of the Company, the Option shall become fully exercisable as of the date of the Change of Control, in the event of the death of a director, the Option shall become fully exercisable as of the date of death and in the event of the Disability of a director the Option shall vest to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the director not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

The provisions of Paragraphs 10, 12 and 13 below shall not apply to Options granted pursuant to this subparagraph. Any director entitled to receive an Option grant under this subparagraph may elect to decline the Option.

B.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (e) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the said Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised in accordance with the procedures established by the Company for electronic exercise of the Option or by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

8.	RIGHTS AS A SHAREHOLDER.

No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company’s share register in the name of the Participant.

9.	ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.

By its terms, an Option granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Option Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of an Option by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option shall be exercisable, during the Participant’s lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

10.	EFFECT OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 12 or 13, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.

The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

11.	EFFECT OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.	For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.	“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the right to exercise any Option is forfeited.

d.	Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

12.	EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b.	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within (i) the earlier of the expiration of the Option or one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, if the Option is an ISO, or (ii) within the remaining term of the Option if the Option is a Non-Qualified Option; notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

13.	EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option shall become fully exercisable as of the date of the death of the Participant.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within the originally prescribed term of the Option.

14.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

15.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

16.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Participant’s Option Agreement:

A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6(A)(e) and the number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B. Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, including upon a change of control of the Company, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise the number of replacement securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization.

D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

E. Repricing. Without the prior approval of the Company’s shareholders, Options issued will not be repriced, replaced, or regranted through cancellation, or by lowering the option exercise price of a previously granted award.

17.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

19.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an

Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

20.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

21.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.	TERMINATION OF THE PLAN.

The Plan will terminate on September 4, 2013, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination.

23.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.